 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WEST BANCORPORATION, INC.
(Name of Registrant as Specified in its Charter)

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LETTER TO STOCKHOLDERS

March 4, 2025

Dear Stockholders:

On behalf of the Board of Directors and named executive officers of West Bancorporation, Inc. (the “Company”), we invite you to join us in person for our Annual Meeting of Stockholders (the “Annual Meeting”). This meeting will be held at our corporate headquarters at 3330 Westown Parkway, West Des Moines, Iowa 50266 at 4:00 p.m. Central time on April 24, 2025.

We will review the progress of the Company and answer stockholder questions during the meeting. If a quorum of stockholders is represented at the meeting we will: elect directors; vote on the approval, on a nonbinding basis, of the 2024 compensation of the named executive officers; ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2025; and address all other matters that may properly come before the Annual Meeting and any adjournments.

We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2024 and the proxy card to stockholders over the internet. This means our stockholders will receive only a paper copy of a notice containing instructions on how to access proxy materials over the internet. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available at ir.westbankstrong.com. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. The notice is first being mailed to stockholders, and we intend to provide access to the proxy materials to the stockholders of record, beginning on or about March 4, 2025.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by following the instructions on your Notice of Internet Availability or proxy card, as applicable.

Thank you for your interest in our Company.

Sincerely,

/s/ George D. Milligan	/s/ David D. Nelson
George D. Milligan	David D. Nelson
Board Chair	President and Chief Executive Officer
West Bancorporation, Inc.	West Bancorporation, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MEETING INFORMATION

Meeting Date	Time	Location	Record Date
Thursday, April 24, 2025	4:00 p.m. Central time	3330 Westown Parkway	February 14, 2025
West Des Moines, IA 50266

ITEMS OF BUSINESS

Item	Proposal	Board Recommendation
1	The election of 10 directors to serve on the Board of Directors until the next annual meeting of stockholders and until their successors are elected and qualified;	✓ FOR all nominees
2	The approval, on a nonbinding basis, of the 2024 compensation of the named executive officers disclosed in the proxy statement;	✓ FOR
3	The ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2025; and	✓ FOR
4	All other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

HOW TO VOTE

Online	Mobile Devices	Phone	Mail
Before the meeting: www.proxyvote.com	Scan the QR Barcode on your proxy materials.	1-800-690-6903	If you request to receive your proxy materials by mail, sign, date and return your proxy card in the envelope provided.

For the Board of Directors,

/s/ George D. Milligan
Board Chair
West Bancorporation, Inc.

West Des Moines, IA
March 4, 2025

Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting by following the instructions on your Notice of Internet Availability or proxy card, as applicable.

PROXY SUMMARY

This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire proxy statement before voting. For more information regarding the Company’s 2024 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

PROPOSAL 1	ELECTION OF DIRECTORS
	✓	The Board recommends a vote “FOR” each of the nominees listed in the table below.

					Committee
					Company				Bank
Director Nominees	Age	Director Since	Principal Occupation	Location	AC	CC	NCG	RC	DL	TR
Lisa J. Elming	64	2021	Retired	Johnston, IA				C		M
Steven K. Gaer	64	2011	President, Recoop Disaster Insurance	West Des Moines, IA		M			C
Douglas R. Gulling	71	2022	Retired, Former Chief Financial Officer, Executive Vice President, Treasurer of the Company and Chief Financial Officer, Executive Vice President of West Bank	Urbandale, IA				M	M
Sean P. McMurray	57	2013	Chief Technology Officer - Emeritus, Businessolver, Inc.	Clive, IA		C		M
George D. Milligan	68	2005	Chief Executive Officer, The Graham Group, Inc. and Chair of the Company	Des Moines, IA			M		M
David D. Nelson	64	2010	Chief Executive Officer and President of the Company, and Chair and Chief Executive Officer of West Bank	West Des Moines, IA					M
James W. Noyce	69	2009	Retired	Grimes, IA	C*		M
Rosemary Parson	67	2022	Chief Administrative Officer, EquiTrust Life Insurance Company	Urbandale, IA	M			M
John K. Sorensen	66	-	Retired	West Des Moines, IA
Therese M. Vaughan	68	2019	Retired	West Des Moines, IA	M		C			M

AC = Audit Committee; CC = Compensation Committee; NCG = Nominating and Corporate Governance Committee;
RC = Risk Management and Information Technology Committee; DL = Directors Loan Committee; TR = Trust Committee;
C = Chair; M = Member.

*Mr. Noyce is anticipated to become Chair of the Audit Committee after the Annual Meeting. The current Chair of the Audit Committee is Mr. Steve Schuler who will retire from the Board at the Annual Meeting and will not be seeking reelection.

The Board has determined that all director nominees are independent, except for Mr. Nelson and Mr. Gulling. Mr. Nelson is not independent because he is the Chief Executive Officer (the “CEO”) and President of the Company and Chair and Chief Executive Officer of West Bank. Mr. Gulling is not independent because he is the retired, former Chief Financial Officer, Executive Vice President and Treasurer of the Company and was a non-executive employee of West Bank from January 2022 through April 2024 with primary duties related to the construction of the new headquarters building in West Des Moines, Iowa. Mr. Gulling further consulted with West Bank on completion of the headquarters construction project through July 2024.

PROXY SUMMARY

COMPANY DIRECTOR SNAPSHOT

CORPORATE GOVERNANCE HIGHLIGHTS

✓	The positions of Chair and Chief Executive Officer are separately held.
✓	Our Chair is independent.
✓	We impose a director age limit of 73.
✓	Only independent directors serve on the Audit, Compensation, and Nominating and Corporate Governance committees of the Board.
✓	Directors and named executive officers (“NEOs”) are required to hold Company stock.
✓	Executive sessions of the independent directors are available at all Board meetings and are scheduled at least four times per year.
✓	Board and committee performance evaluations are completed annually.
✓	Ongoing and active risk oversight is performed by a separate Risk Management and Information Technology Committee.
✓	We consider diversity of skills, backgrounds, and perspectives, including diversity with respect to gender, ethnicity and areas of expertise in Board composition.
✓	Directors have a variety of experiences and skills that match the Company’s strategic direction and are important parts of the Board’s oversight of the Company.
✓	The Board and its committees have access to independent experts and advisors.
✓	The Compensation Committee utilizes the services of an independent compensation consultant.

PROXY SUMMARY

PROPOSAL 2	APPROVE THE 2024 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
	✓	The Board recommends a vote “FOR” this proposal.

In consultation with a third-party compensation consultant, McLagan, a unit of Aon PLC, the Company structured its 2024 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. The executive compensation program principles include pay-for-performance, a balanced mix of fixed and at-risk compensation and market-competitive pay opportunities. The target total direct compensation mix evidences a strong pay-for-performance culture with a significant amount of named executive officer pay at-risk.

2024 EXECUTIVE COMPENSATION HIGHLIGHTS

Element	Base Salary	Annual Cash Incentives	Long-Term Equity Incentives

Highlights

•Fixed compensation set to be competitive within our industry.

•Adjusted annually based on numerous factors, including scope of an executive officer’s responsibilities, demonstrated performance and relevant market data.

•There were no changes to NEO base salaries from 2023 to 2024.

•Annual cash bonus opportunity intended to motivate and reward executives for the achievement of certain business goals and strategies.

•Primarily based on:
•the Company’s positive net income and
•the Company’s performance relative to its peer group based on return on average equity, efficiency ratio and nonperforming assets ratio.

•There were no changes made to the target amount of cash bonus from 2023 to 2024. The CEO’s target cash bonus is 60 percent of base salary. Other NEOs’ target cash bonus is 40 percent of base salary.

•Award of time-based and performance-based RSUs that incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.

•Grants for our NEOs were 50 percent performance-based and 50 percent time-based RSUs.

•Time-based RSUs vest ratably over five years.

•Performance-based RSUs cliff vest at the end of three years in accordance with the award performance criteria.

PROXY SUMMARY

COMPENSATION PROGRAM HIGHLIGHTS

✓	We pay for performance.
✓	We align executives’ financial interests with stockholders’ interests whenever possible.
✓	Our programs support the Company’s and West Bank’s values, strategy and development of employees.
✓	Our compensation practices foster a team approach among named executive officers.
✓	Our compensation practices help us attract and retain leaders capable of delivering superior business results.
✓	We provide competitive cash and total compensation opportunities and benefits compared to peers.
✓	We adhere to the highest legal and ethical standards.
✓	Our Compensation Committee members are all independent.
✓	Named executive officers are subject to meaningful share ownership and retention requirements.

2024 BUSINESS HIGHLIGHTS

$24,050	$1.42	$1.00	10.71%	63.25%	0.00%
Net Income (in thousands)	Diluted Earnings Per Share	Dividends Per Share	Return On Average Equity	Efficiency Ratio	Nonperforming Assets Ratio

Like the rest of our industry, the Company experienced some significant net interest margin challenges in 2024. The interest rate environment, including an ongoing inverted yield curve and aggressive deposit competition had a significant impact on our cost of funds, net interest margin and overall net income. Our credit quality remains pristine. We had no loans greater than 30 days past due and only one classified loan of $133 thousand at December 31, 2024.

PROPOSAL 3	RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
	✓	The Board recommends a vote “FOR” this proposal.

The Audit Committee of the Board has reappointed RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. RSM will conduct the annual audit of the Company and its subsidiaries for 2025. RSM has served as the Company’s independent registered public accounting firm since 1998. The Company is asking its stockholders to ratify the appointment of RSM as the Company’s independent registered public accounting firm for 2025.

WEST BANCORPORATION, INC.

3330 Westown Parkway
West Des Moines, Iowa  50266

PROXY STATEMENT
2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 24, 2025

This proxy statement is being furnished to our stockholders in connection with the solicitation by the Board of Directors (the “Board”) of West Bancorporation, Inc. (the “Company”) of proxies to be used at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The meeting will be held at the Company’s headquarters located at 3330 Westown Parkway, West Des Moines, Iowa on April 24, 2025, at 4:00 p.m. Central time, and at any and all adjournments thereof. Copies of the Company’s 2024 summary annual report to stockholders and Annual Report on Form 10-K, including our consolidated financial statements for the fiscal year ended December 31, 2024, accompany this proxy statement. This proxy statement, form of proxy card, and other accompanying materials are first being provided to stockholders on or about March 4, 2025.

We are using the Securities and Exchange Commission (“SEC”) rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2024 and the proxy card to stockholders over the internet. This means our stockholders will receive only a notice containing instructions on how to access proxy materials over the internet. If you receive the notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice.

2025 Proxy Statement | 1

2025 Proxy Statement | 2

PROPOSAL 1	ELECTION OF DIRECTORS
	✓	The Board recommends a vote “FOR” each of the nominees listed in the table below. Properly executed proxies will be voted “FOR” the election of the listed individuals, unless contrary instructions are given.

The Company’s Bylaws provide that the number of directors of the Company shall not be less than 5 nor greater than 15. The Board currently consists of 11 directors. On August 19, 2024, Patrick J. Donovan tendered his resignation as a director of both the Company and West Bank, and the Board size was reduced at that time from 12 to 11. Mr. Donovan’s decision to resign was for personal reasons and was not a result of any conflict with the Company. The Board has considered and nominated all of the current directors for election at the Annual Meeting, except for Steven T. Schuler and Philip Jason Worth.

Mr. Schuler, a director since 2018, is ineligible to hold office as a director for an additional term due to reaching the age limitation for board service previously approved by resolution of the Board, which requires that a person who has attained or will attain the age of 73 years on or before the date of the forthcoming annual stockholders’ meeting is not eligible for election to the Board. Accordingly, the Board did not nominate Mr. Schuler for election at the Annual Meeting. As a result, Mr. Schuler’s directorship will end at the Annual Meeting, and we thank him for his service.

On January 21, 2025, Mr. Worth informed the Company that he will not stand for re-election to the Board at the Annual Meeting. Mr. Worth has been a member of the Board since 2013 and will continue to serve as a member of the Board until the Annual Meeting. Mr. Worth’s decision not to stand for re-election to the Board was not a result of any disagreement with the Company pertaining to the Company’s operations, policies or practices. As a result, at its February 19, 2025 meeting, the Board approved reducing the size of the Board from 11 to 10, effective immediately prior to the Annual Meeting. We thank Mr. Worth for his service.

The Board has also nominated a new nominee, John K. Sorensen. Proxies cannot be voted for more than 10 nominees.

80% Independent Directors	66 Average Age	8 years Average Tenure	30% Female Representation

The term for directors is until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation, removal from office, death or incapacitation.

If any nominee or nominees become unavailable for election, it is intended that the size of the Board will be reduced accordingly, provided that the number of nominees shall not be less than five.

Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Any stockholder has the option to withhold authority to vote for any or all nominees. Votes withheld from any nominee and broker non-votes will have no effect on the election of directors, due to the fact that such elections are by a plurality of the votes cast.

Information concerning the nominees, including their ages, year first elected as a director of the Company, principal occupation, current assignments on Company committees and description of experience are set forth below. Unless otherwise noted, the nominees have been employed in their principal occupation with the same organization for at least the last five years. Except for John K. Sorensen, all the nominees are currently serving as directors of the Company and as directors of the Company’s wholly-owned subsidiary, West Bank.

2025 Proxy Statement | 3

Director Nominees	Age	Director Since	Independent	Principal Occupation	Location
Lisa J. Elming	64	2021	Yes	Retired	Johnston, IA
Steven K. Gaer	64	2011	Yes	President, Recoop Disaster Insurance	West Des Moines, IA
Douglas R. Gulling	71	2022	No	Retired, Former Chief Financial Officer, Executive Vice President, Treasurer of the Company and Chief Financial Officer, Executive Vice President of West Bank	Urbandale, IA
Sean P. McMurray	57	2013	Yes	Chief Technology Officer - Emeritus, Businessolver, Inc.	Clive, IA
George D. Milligan	68	2005	Yes	Chief Executive Officer, The Graham Group, Inc. and Chair of the Company	Des Moines, IA
David D. Nelson	64	2010	No	Chief Executive Officer and President of the Company, and Chair and Chief Executive Officer of West Bank	West Des Moines, IA
James W. Noyce	69	2009	Yes	Retired	Grimes, IA
Rosemary Parson	67	2022	Yes	Chief Administrative Officer, EquiTrust Life Insurance Company	Urbandale, IA
John K. Sorensen	66	-	Yes	Retired	West Des Moines, IA
Therese M. Vaughan	68	2019	Yes	Retired	West Des Moines, IA

LISA J. ELMING Johnston, Iowa
Age:	64
Director of the Company Since:	2021
Director of West Bank Since:	2021
2024 Committee:	Risk Management and Information Technology (Chair)
We consider Ms. Elming to be a qualified candidate for service on the Board and committee on which she serves because of her extensive knowledge and over 35 years of experience as an information technology expert.
Prior to her retirement, Ms. Elming was the Director of Information Technology at Pioneer Hybrid International, a publicly traded global provider of seeds and agriculture services, from 2012 to 2017, where she led the information technology team that supported all Pioneer business activities in the United States, Mexico and Brazil. Pioneer is now part of Corteva Agriscience.

2025 Proxy Statement | 4

STEVEN K. GAER West Des Moines, Iowa
Age:	64
Director of the Company Since:	2011
Director of West Bank Since:	2011
2024 Committee:	Compensation
We consider Mr. Gaer to be a qualified candidate for service on the Board and committee on which he serves because of his extensive knowledge of commercial real estate structuring, development, financing and underwriting.
Mr. Gaer became the President of Recoop Disaster Insurance in 2022 and a member of their Board of Managers in July 2022. Mr. Gaer currently serves on the Drake Law School Board of Counselors.
Mr. Gaer was the Chief Operating Officer and General Counsel for R&R Realty Group, Iowa’s largest commercial real estate development, management and investment company until his retirement in August 2022. Mr. Gaer was the Mayor of the City of West Des Moines, Iowa, a position he held from April 2007 until December 2021.

DOUGLAS R. GULLING Urbandale, Iowa
Age:	71
Director of the Company Since:	2022
Director of West Bank Since:	2005
2024 Committee:	Risk Management and Information Technology
We consider Mr. Gulling to be a qualified candidate for service on the Board and the committee on which he serves because of his experience as the retired Chief Financial
Officer and Executive Vice President of the Company and his extensive experience in banking.
Mr. Gulling is the former Chief Financial Officer, Executive Vice President and Treasurer of the Company. His retirement from his executive roles with the Company was effective December 31, 2021 after four decades in banking. Mr. Gulling was a non-executive employee of West Bank as the Bank Building Construction Administrator with primary duties related to the construction of the new headquarters building in West Des Moines, Iowa until April 2024. Mr. Gulling further consulted with West Bank on completion of the headquarters construction project through July 2024. Mr. Gulling is a Certified Public Accountant (inactive).

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SEAN P. MCMURRAY Clive, Iowa
Age:	57
Director of the Company Since:	2013
Director of West Bank Since:	2013
2024 Committees:	Compensation (Chair) Risk Management and Information Technology
We consider Mr. McMurray to be a qualified candidate for service on the Board and committees on which he serves because of his extensive knowledge and experience as an information technology expert in a wide array of service industries.
Mr. McMurray is the Chief Technology Officer - Emeritus of Businessolver, Inc., a position he has held since 2017. Businessolver, Inc. is a human resources benefits administration technology company that he helped found in 1998.
Mr. McMurray was the Chief Executive Officer of AgSolver, Inc., a technology company, from May 2013 until October 2017. Mr. McMurray founded DataVision Resources and served as its Chief Executive Officer for 15 years until DataVision Resources was acquired by Equifax, Inc. in 2011. He served as a Senior Vice President at Equifax, Inc. until May 2013. Mr. McMurray helped to build and design the business platforms for Businessolver, Inc. and AgSolver, Inc.

GEORGE D. MILLIGAN Chair Des Moines, Iowa
Age:	68
Director of the Company Since:	2005
Director of West Bank Since:	1994
2024 Committee:	Nominating and Corporate Governance
We consider Mr. Milligan to be a qualified candidate for service on the Board and committee on which he serves because of his extensive knowledge of commercial real estate financing and underwriting.
Mr. Milligan became the Chief Executive Officer of The Graham Group, Inc. on October 1, 2023. He had served as President since 1985. The Graham Group, Inc. is a Des Moines, Iowa-based real estate development and investment company. Mr. Milligan has been the Chair of the Company since April 2024 and was previously Vice-Chair from April 2023 to April 2024.
Mr. Milligan is a board member and member of the audit, executive, nominating and governance (Chair) and investment committees of the public company United Fire Group, Inc. of Cedar Rapids, Iowa, a property and casualty insurance company.

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DAVID D. NELSON West Des Moines, Iowa
Age:	64
Director of the Company Since:	2010
Director of West Bank Since:	2010
2024 Committee:	—
We consider Mr. Nelson to be a qualified candidate for service on the Board because of his experience as the Chief Executive Officer and President of the Company, his
 extensive experience in banking and his strong backgrounds in customer relationship building, credit and leadership development.

Mr. Nelson is the Chief Executive Officer and President of the Company and Chair and Chief Executive Officer of West Bank.
Prior to joining the Company on April 1, 2010, Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota. He has more than 35 years of experience in commercial banking.
Mr. Nelson served on the Board of the American Bankers Association from 2021 to 2024 and was a member of the Government Relations Council and the Community Bankers Council. He was the chair of the Iowa Bankers Association from 2016 to 2017 and is an ex-officio member.

JAMES W. NOYCE Grimes, Iowa
Age:	69
Director of the Company Since:	2009
Director of West Bank Since:	2009
2024 Committees:	Audit Nominating and Corporate Governance
We consider Mr. Noyce to be a qualified candidate for service on the Board and committees on which he serves because of his knowledge and experience with public companies, his extensive financial services industry experience and his education and training as an accountant.
Mr. Noyce served as Chair of the Company from April 2018 to April 2024 and was previously Vice-Chair from April 2017 to April 2018.
Mr. Noyce has over 40 years of experience in the financial services industry and previously served as the Chief Executive Officer of FBL Financial Group, Inc., a publicly traded financial services company, and Farm Bureau Financial Services Companies from January 2007 through his retirement in April 2009, and Chief Financial Officer of these entities from January 1996 through December 2006. Prior to that, Mr. Noyce held various positions with FBL Financial Group, Inc. and Farm Bureau Financial Services Companies, including Controller and Vice President. He served on the Advisory Committee to Farm Bureau Bank for approximately seven years until May 2009.
Mr. Noyce is the Chair of the Board of the public company United Fire Group, Inc. of Cedar Rapids, Iowa, a property and casualty insurance company. He also serves as a member of its audit, executive, compensation and nominating and governance committees.
Mr. Noyce is an audit committee financial expert and served as Chair of the Audit Committee from April 2010 until April 2018. Mr. Noyce is a Certified Public Accountant (inactive), a Fellow of the Casualty Actuarial Society and an Associate of the Society of Actuaries.

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ROSEMARY PARSON Urbandale, Iowa
Age:	67
Director of the Company Since:	2022
Director of West Bank Since:	2022
2024 Committees:	Audit Risk Management and Information Technology
We consider Ms. Parson to be a qualified candidate for service on the Board and the committees on which she serves because of her extensive experience as an executive leader in business operations in the financial services industry.
Ms. Parson has been the Chief Administrative Officer at EquiTrust Life Insurance Company since December 2024. Prior to that, Ms. Parson had been the Senior Vice President of Policy Administration and Community Relations since January 2014 and had been a vice president since 2003. As a charter member of the organization, Ms. Parson’s expertise includes developing administrative and cyber risk management controls and mitigation strategies as well as operating business systems controls.

Ms. Parson has over forty years of financial industry experience including ten years of merger, acquisition and company consolidation experience that she leverages as an executive leader in the organization.

JOHN K. SORENSEN West Des Moines, Iowa
Age:	66
Director of the Company Since:	–
Director of West Bank Since:	–
2024 Committee:	–
We consider Mr. Sorensen to be a qualified candidate for service on the Board and the committees on which he is expected to serve because of his extensive experience as an executive leader in the community banking industry.
Mr. Sorensen had been the President and CEO of the Iowa Bankers Association (“IBA”) from 1997 through his retirement in January 2025. Mr. Sorensen joined the IBA in 1986. Under Mr. Sorensen’s leadership, the IBA grew into the largest banking association in the United States with a team of over 200 professional staff and over 200 member banks. The IBA provides advocacy, workforce development and community bank solutions in insurance, mortgage and regulatory compliance.

Mr. Sorensen has served on the boards of the American Bankers Association, SHAZAM, Inc., the Iowa Business Council, the Iowa PBS Foundation, and many other community and economic development organizations. He is an executive advisory board member emeritus of the University of Northern Iowa’s David W. Wilson College of Business and a past recipient of the Iowa Association of Business and Industry’s Leadership for Iowa Award.
Mr. Sorensen is a Certified Association Executive (inactive). He is expected to serve on the Audit and Compensation Committees upon his election to the Board.
2025 Proxy Statement | 8

THERESE M. VAUGHAN West Des Moines, Iowa
Age:	68
Director of the Company Since:	2019
Director of West Bank Since:	2019
2024 Committees:	Audit Nominating and Corporate Governance (Chair)
We consider Dr. Vaughan to be a qualified candidate for service on the Board and committees on which she serves because of her extensive experience with public companies and her leadership in the financial services industry.
Dr. Vaughan was the Professional Director of the Vaughan Institute of Risk Management at the University of Iowa’s Tippie College of Business from September 2021 to September 2023.
Dr. Vaughan was an Executive in Residence at Drake University until August 2021. She was the Robb B. Kelley Visiting Distinguished Professor of Insurance and Actuarial Science at Drake University from August 2017 to August 2019. From June 2014 to June 2017, Dr. Vaughan served as the Interim Dean and then the Dean of Drake University’s College of Business and Public Administration.
Dr. Vaughan is a leading expert in insurance regulation, having served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012 and as Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa, from August 1994 to December 2004. Dr. Vaughan is a Certified Director of the NACD (NACD.DC®), a Chartered Property Casualty Underwriter and an Associate of the Casualty Actuarial Society. Dr. Vaughan is an audit committee financial expert.
Dr. Vaughan has served on the boards of directors of Verisk Analytics, Inc., a data analytics provider and public company, since February 2013, Wellmark Blue Cross and Blue Shield since May 2013 and Hamilton Insurance Group, LTD since March 2024. Dr. Vaughan serves on the audit, governance, corporate sustainability and nominating committees for Verisk Analytics, Inc., on the audit and compliance committees of Wellmark Blue Cross and Blue Shield and on the nominating and corporate governance and underwriting and risk committees of Hamilton Insurance Group, LTD.
Dr. Vaughan served on the board of directors of American International Group, Inc., a public company that is a global organization until her retirement from that board on January 31, 2024. Dr. Vaughan also has previously served on the boards of directors of Validus Holdings, Ltd., an insurance company and public company, Principal Financial Group, Inc., an investment management company and public company, and Endurance Specialty Holdings Ltd., a holding company for insurance companies and a public company.

2025 Proxy Statement | 9

As noted above, with the exception of Messrs. Milligan and Noyce, who are directors of United Fire Group, Inc. and Dr. Vaughan, who is a director of Verisk Analytics, Inc. and Hamilton Insurance Group, LTD., none of the other above nominees holds a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or registered as an investment company under the Investment Company Act of 1940. No other directorships held by nominees in the past five years require disclosure.

None of the nominees for director of the Company has any family relationship with any other nominees or with any executive officers of the Company. There are no arrangements or understandings between any of the nominees and any other person pursuant to which he or she was selected as a nominee.

BOARD DIVERSITY AREAS OF EXPERTISE

The chart below summarizes the types of knowledge, skills and experiences each of our director nominees possesses that were most relevant to the decision to nominate him or her to serve on the Board. The absence of a mark does not mean the director does not possess that qualification or skill; rather, a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography included previously in this proxy statement describes these qualifications and relevant experience in more detail.

	Elming	Gaer	Gulling	McMurray	Milligan	Nelson	Noyce	Parson	Sorensen	Vaughan
Business Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Banking and Financial Services Experience			✓	✓		✓	✓	✓	✓	✓
Financial Expertise			✓			✓	✓		✓	✓
Community Presence		✓			✓	✓		✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Information Technology	✓		✓	✓				✓
Public Company Executive or Board Experience			✓		✓	✓	✓			✓
Construction and Commercial Real Estate Expertise		✓			✓
Government and Public Policy		✓							✓	✓
Banking and Insurance Regulations			✓			✓			✓	✓

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GOVERNANCE AND BOARD OF DIRECTORS

GENERAL

Generally, the Board oversees our business and monitors the performance of our executive officers and management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are scheduled for five times per year; special meetings which are held from time to time as necessary; strategic planning meetings which are held jointly with West Bank semi-annually; and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisors, such as our legal counsel, auditors and other consultants.

The Board currently has 11 directors and will have 10 directors after the Annual Meeting if all nominees set forth in this proxy statement are elected.

The Board has determined that the following 8 director nominees are “independent” as defined by the Nasdaq Listing Rule 5605(a)(2) and Item 407 of Regulation S-K: Elming, Gaer, McMurray, Milligan, Noyce, Parson, Sorensen and Vaughan. The Board has further determined that the independent directors do not have other relationships with the Company that prevent them from making objective, independent decisions. David D. Nelson is an executive officer of the Company and is not considered “independent.” Douglas R. Gulling, as a retired executive officer of the Company, is also not considered “independent.”

The Board held five regularly scheduled meetings and one organizational meeting in 2024. In addition, the Company’s Board and West Bank’s Board held two combined meetings for the purpose of strategic planning. All directors attended at least 75 percent of the Board meetings and the meetings of any committees on which the director serves. Board members are encouraged to attend the annual meeting of stockholders, and all Board members who were directors at such time attended the 2024 annual meeting of stockholders.

CORPORATE GOVERNANCE AT A GLANCE

● Board independence...................	If all nominees are elected, 8 of our 10 directors will be independent.
● Board performance.....................	The Board and committees annually assess their performance through self-evaluation.
● Board committees.......................	Only independent directors serve on committees of the Board, with the exception of Mr. Gulling, who serves on the Risk Management and Information Technology Committee.
● Leadership structure...................	The positions of Chair and CEO are separately held.
● Risk oversight.............................	The Board is responsible for monitoring key risks and overseeing management.
● Open communication.................	We encourage open communication among our stockholders, directors and management.
● Stock ownership.........................	Directors and named executive officers are required to hold Company stock. Non-employee directors are required to hold Company stock totaling three times their annual cash compensation.
● Accountability to stockholders...	We elect all directors annually.
● Succession planning...................	The Board and the Nominating and Corporate Governance Committee actively plan for our director and management succession.
● Executive session.......................	Executive sessions of the independent directors are available at all meetings and are scheduled at least four times per year.
● Continuing education.................	Continuing education opportunities, including cybersecurity, corporate governance and other emerging relevant topics for the Board, are provided periodically throughout the year.

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BOARD LEADERSHIP STRUCTURE

The Board believes that having a non-chief executive officer director serve as Chair of the Board is in the best interests of stockholders by providing an effective channel for the Board to express its views on management. This structure allows the CEO to focus on leading the Company and the Board Chair to focus on leading the Board, monitoring corporate governance and any stockholder issues. The Board currently intends to maintain the leadership structure of having a non-chief executive officer as Chair. The Board and its Nominating and Corporate Governance Committee believe that this structure will continue to be useful in providing consistent oversight and strategic direction to the Company. The Board expects Mr. Nelson to take the lead in developing strategic plans, providing day-to-day leadership and managing the performance of the Company. The Board expects the Chair to lead the Board meetings, participate in committee meetings and advise West Bank leadership. The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the stockholders. Mr. Milligan was appointed Chair effective April 25, 2024 to succeed Mr. Noyce, who had served as chair since 2018 until Mr. Milligan’s appointment. Mr. Milligan is an independent director who has served as a director of West Bank since 1994 and the Company since 2005.

COMMITTEES OF THE BOARD OF DIRECTORS

The following table summarizes, as of December 31, 2024, the standing committees of the Board, their membership and the number of times each met during 2024.

Committee	Audit	Compensation	Nominating and Corporate Governance	Risk Management and Information Technology
# of Meetings	4	2	3	4
Members	Steven T. Schuler, Chair	Sean P. McMurray, Chair	Therese M. Vaughan, Chair	Lisa J. Elming, Chair
	James W. Noyce(1)	Steven K. Gaer	George D. Milligan	Douglas R. Gulling
	Rosemary Parson	Steven T. Schuler	James W. Noyce	Sean P. McMurray
	Therese M. Vaughan			Rosemary Parson

(1) It is anticipated that Mr. Noyce will become Chair of the Audit Committee after the Annual Meeting.
(2) It is anticipated that Mr. Sorensen will become a member of the Audit and Compensation Committees upon his election at the Annual Meeting.

The Board has adopted written charters for each standing committee. Each of the charters may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (ir.westbankstrong.com). The primary responsibilities of the committees are described on the following pages.

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AUDIT COMMITTEE	Primary Functions
Steven T. Schuler, Chair	Selects the independent registered public accountant.
James W. Noyce	Reviews the Company’s financial reporting, internal control functions and risk assessment.
Rosemary Parson
Therese M. Vaughan	Oversees the integrity of accounting and financial reporting processes and controls and the quality of financial statements and related disclosures.

Meets proactively to review its charter at least annually and recommend changes to the Board when it deems any changes are necessary.
4 meetings in 2024
Has authority to retain special legal, accounting or other consultants as it deems appropriate or necessary.
4 separate executive sessions with internal auditors and independent registered public accountants in 2024.
Reviews with the independent registered public accountants the plan, scope and results of the independent registered public accountants’ services and approves their fees.

Meets privately at the request of the independent registered public accountants, internal auditors or members of management to review any special situation arising on any of the above subjects.
As required by the charter of the Audit Committee, the members of the Audit Committee are appointed by the Board.

Each of the Audit Committee members is considered “independent” as defined by Nasdaq listing requirements and Rule 10A-3 of the Exchange Act, as required for audit committee membership. Mr. Schuler, Mr. Noyce and Dr. Vaughan are “audit committee financial experts,” as defined in the Sarbanes-Oxley Act of 2002 and related regulations, based on their level of education and work experience, as described previously in this proxy statement. Mr. Noyce also serves on the audit committee of another public company, United Fire Group, Inc.

COMPENSATION COMMITTEE	Primary Functions
Sean P. McMurray, Chair	Reviews, monitors and approves the Company’s overall compensation philosophy and plans to align with the Company’s corporate goals, objectives and risk management.
Steven K. Gaer
Steven T. Schuler	Determines the compensation plans for the named executive officers.

2 meetings in 2024	Makes compensation recommendations to the Board concerning the amount and the form of director compensation. The Board ultimately determines director compensation.

Each of the Compensation Committee members is considered “independent” as defined by Nasdaq listing requirements and a “non-employee” director under Section 16 of the Exchange Act and the rules promulgated thereunder.
Assists in the oversight of human capital management including company culture, talent development and diversity and pay equity practices.
Reviews its charter at least annually and recommends changes to the Board when it deems any changes are necessary.

Has authority to retain consultants and advisors, which it does periodically.

As required by the charter of the Compensation Committee, the members of the Compensation Committee are appointed by the Board.

The Compensation Committee has retained McLagan Partners, Inc. (“McLagan”), a highly specialized, industry-focused team within Aon PLC’s Human Capital Solutions business, to provide the Compensation Committee with independent, objective analyses and professional opinions on executive compensation matters. McLagan has been determined by the Compensation Committee to be independent and reports directly to the Chair of the Compensation Committee. McLagan provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters and assists the Company in preparing this proxy statement. McLagan otherwise provides no other services to the Company.
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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Primary Functions
Therese M. Vaughan, Chair	Makes recommendations to the Board regarding the composition and structure of the Board and nominations for election of directors, including the director nominees proposed in this proxy statement.
George D. Milligan
James W. Noyce	Oversees the Company’s practices and reporting with respect to environmental, social and governance matters.

3 meetings in 2024	Develops policies and processes regarding principles of corporate governance.
Each of the Nominating and Corporate Governance Committee members is considered “independent” as defined by Nasdaq listing requirements.
Considers for nomination at the 2026 annual meeting of stockholders, as part of its nomination process, any director candidate recommended by a stockholder who follows the procedures described in the “General Matters—2026 Stockholder Proposals” section of this proxy statement.

Reviews executive management and director succession planning at least annually.
Provides educational resources to the board including training on cybersecurity, corporate governance and other emerging relevant topics for the Board.

As required by the charter of the Nominating and Corporate Governance Committee, the members of the Nominating and Corporate Governance Committee are appointed by the Board.
The Nominating and Corporate Governance Committee follows the process described below when identifying and evaluating nominees to the Board:
Procedures for identifying candidates include: (a) reviewing current directors of the Company; (b) reviewing current directors of West Bank; (c) soliciting input from existing directors and executive officers; and (d) reviewing properly-made submissions from stockholders, if any. The following criteria will be considered when evaluating nominee candidates, including candidates recommended by stockholders:

(a) Composition
The Board should be composed of:
1.Directors chosen with a view of bringing to the Board a variety of experiences and backgrounds;
2.Directors who have a high level of managerial experience or are accustomed to dealing with complex challenges; and
3.Directors who will represent the best interests of the stockholders as a whole rather than special interest groups or constituencies, while also taking into consideration the assessment of the overall composition and needs of the Board.

The Nominating and Corporate Governance Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members, to determine if they meet the Company’s age eligibility requirements (a person who has attained or will attain age 73 on or before the date of the annual stockholders’ meeting is not eligible for election to the Board) and to determine whether they are “independent” in accordance with SEC rules and Nasdaq listing requirements. A majority of the Board’s directors are required to be independent under the criteria for independence created by the SEC and Nasdaq. We do not have a specific policy relating to the consideration of diversity in identifying director candidates. However, the Nominating and Corporate Governance Committee considers diversity in the composition of our Board in its director nomination process, including nominee skills, backgrounds and perspectives, including diversity with respect to gender, ethnicity and areas of expertise. The Nominating and Corporate Governance Committee has not engaged a search firm to assist in the identification of director candidates.

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(b) Selection Criteria
In considering possible candidates for nomination as a director, the Nominating and Corporate Governance Committee considers the following general guidelines and criteria:
1.Each director should be of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy setting and have a reputation for working constructively with others;
2.Each director should have sufficient time available to devote to the affairs of the Company in order to effectively carry out the responsibilities of a director;
3.Each director should be free of any conflict of interest that would interfere with the proper performance of his or her responsibilities as a director, including his or her responsibilities as a member of any committee of the Board; and
4.The Chief Executive Officer is expected to be a director. Other members of senior management may be nominated to be directors, but Board membership is not necessary or a prerequisite for other senior executive positions.

The Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidates, including stockholder recommendations. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders.

RISK MANAGEMENT & INFORMATION TECHNOLOGY COMMITTEE	Primary Functions
Lisa J. Elming, Chair
Charged with being the primary Board committee to actively identify and assess the risks and technology issues facing the Company and oversee the development, implementation and monitoring of the enterprise risk management process for the Company and West Bank.

Douglas R. Gulling
Sean P. McMurray
Rosemary Parson	Reviews regular reports related to strategic, credit, market, liquidity, operational, information security and technology, legal, compliance, investment, financial, reputational and other risks facing the Company.

4 meetings in 2024	Reviews annually policies and procedures regarding risk management, including information technology and safety, liquidity, business continuity and regulatory policies.
Each of the Risk Management and Information Technology Committee members is considered “independent” as defined by Nasdaq listing requirements, except for Mr. Gulling.	Reviews its charter at least annually and recommends changes to the Board when it deems any changes are necessary.
Provides its members with continuing education opportunities focusing on topics such as leading practices with regard to risk governance and oversight, risk management, and technology.

As required by the charter of the Risk Management and Information Technology Committee, the members of the Committee are appointed by the Board.

On August 19, 2024, Patrick J. Donovan tendered his resignation as a director of both the Company and West Bank. Prior to his resignation, Mr. Donovan also served on the Risk Management & Information Technology Committee.

OTHER COMMITTEES

Additional committees of the West Bank Board of Directors are described below. Although none of these committees have a charter, there are West Bank policies that describe oversight and responsibility of these areas.

Trust Committee. The Trust Committee regularly reviews the trust activities of West Bank. The committee meets four times per year and three independent West Bank directors are on the committee.

Directors Loan Committee (“DLC”). The DLC monitors lending activities by reviewing information critical to prudent oversight. The committee meets four times per year and three independent West Bank directors are on the committee.

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BOARD’S ROLE IN RISK OVERSIGHT

The Board performs its risk oversight function through the Audit, Compensation, Nominating and Corporate Governance and Risk Management and Information Technology Committees, which report to the whole Board and are composed solely of independent directors, with the exception of Mr. Gulling as a member of the Risk Management and Information Technology Committee. This structure has provided greater Board awareness of policy and operational issues at the Company. The positions of Chair and CEO are separately held, and our Chair is independent.

AUDIT COMMITTEE
Reviews with management the Company’s major financial risk exposures, including policies regarding employee conduct, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies related to controls over financial reporting. These reviews are completed at least annually.

Holds quarterly executive sessions with both the Company’s independent registered public accountants and internal auditors concerning any topic of concern to the registered public accountants or internal auditors.
Internal auditing is done by an independent public accounting firm retained by the Audit Committee.
Retains, and receives an annual report from, an independent public accounting firm employed specifically to review West Bank’s trust department.
Also functions as West Bank’s Audit Committee.

COMPENSATION COMMITTEE
Reviews at least annually all compensation policies, practices and plans of the Company to determine whether they encourage excessive risk-taking or pose any other threat to the safety and soundness of the Company or West Bank, or are otherwise inconsistent with the stockholders’ long-term best interests.

Reviews matters relating to human capital management including company culture, talent development and diversity and inclusion initiatives.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Reviews at least annually all policies and practices related to the governance of the Company.
Annually reviews Board and management succession plans.
Reviews and recommends Board candidates.
Oversees the Company’s practices and reporting with respect to environmental, social and governance (“ESG”) matters.

RISK MANAGEMENT AND INFORMATION TECHNOLOGY COMMITTEE
Identifies and assesses the risks and technology issues, including cybersecurity threats, facing the Company and oversees the development, implementation and monitoring of the Company’s risk management process and technology plan.

Oversees the division of risk-related responsibilities to each of the other Board committees.
Oversees and reviews with management the Company’s credit, market, liquidity, reputation, transactional, operational, regulatory, information technology, cybersecurity, strategic and similar risks.
On an annual basis, reviews risk assessments, policies and procedures regarding risk management, information technology and safety and liquidity.

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CODE OF ETHICS

We have a Code of Conduct in place that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct may be viewed on the Company’s website (ir.westbankstrong.com) under Investor Relations — Overview — Corporate Governance. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code of Conduct with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website and through appropriate disclosure with the SEC. The Audit Committee reviews the Code of Conduct annually. In 2024, the Audit Committee recommended only minor changes to the Board.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business effectively, serving our customers and communities, creating long-term value for our stockholders and maintaining our integrity in the marketplace. We monitor developments in ESG matters and regularly review our policies, procedures and business practices in light of such developments.

The Board is committed to overseeing ESG. While ESG matters fall under the purview of each of the Board committees as they relate to their individual oversight responsibilities, the Nominating and Corporate Governance Committee undertakes formal responsibility for providing oversight of the Company’s commitment to ESG matters, including providing overall strategic direction on corporate responsibility and reporting. Setting the tone at the top with our Board and executive management, our Board and its committees have a key role in the oversight of our culture by holding executive management accountable for maintaining high ethical, legal and moral standards.

We recognize that understanding our ESG practices are important to our stockholders, customers and employees.
Please visit the Corporate Governance page of our investor relations website to learn more
https://ir.westbankstrong.com/overview/corporate-governance/default.aspx

•Environmental Policy Statement
•Social Responsibility Statement
•Governance Statement
•Code of Conduct

STOCKHOLDER ENGAGEMENT

As part of our commitment to effective corporate governance and to help us understand the views of our investors, in 2024 as we have in the past years, we directly engaged with stockholders at our Annual Meeting, as well as with direct investor calls, quarterly earnings presentations, information posted to our website and quarterly earnings calls.

We’ve found that the feedback received during this outreach process, even if the feedback is that investors have no need to meet for further discussion, is constructive and insightful, providing us with an important perspective on our investment stewardship.
In 2024, we reached out to ten of the Company’s largest stockholders who collectively own or control approximately 39 percent of our outstanding shares. We spoke with five of these stockholders throughout the year. One of these stockholders responded that additional targeted engagement was not needed at this time and the remainder did not respond to our invitation to meet.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

During 2024, the Nominating and Corporate Governance Committee reviewed the composition of the existing Board, giving specific attention to the questions of the ideal size of the Board and how many insiders should be permitted on the Board. The Board has a policy that no Board member should be nominated for election to the Board who has attained or will attain the age of 73 years on or before the date of the forthcoming annual stockholders’ meeting and election of directors. One current director, Steven T. Schuler, is affected by this policy and will retire from the Board effective as of the date of the Annual Meeting. The Nominating and Corporate Governance Committee performed a search for a new director, following its established processes and evaluation criteria, including the rules of Nasdaq and applicable rules and regulations of the SEC. John K. Sorensen was recommended by the current Board members and was reviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee took action in November 2024 to recommend the addition of John K. Sorensen as a director. The Nominating and Corporate Governance Committee determined that it was in the best interests of the stockholders to continue the model of having only one current member of management, the CEO, on the Board in order to clearly differentiate the roles of the Board and management. The Board removed the position of Vice-Chair when George D. Milligan was elected as the new Chair in April 2024.

The Nominating and Corporate Governance Committee also evaluated the qualifications and performance of each of the current members of the Board. In its evaluation, the Nominating and Corporate Governance Committee compared each of the current directors to the qualifications and characteristics of a director set forth in the Nominating and Corporate Governance Committee’s charter. The Nominating and Corporate Governance Committee then polled each director eligible to stand for re-election to determine his or her willingness to stand for re-election and determined that each director is willing to continue service, except for Philip Jason Worth who informed the Company on January 21, 2025 that he will not stand for re-election to the Board. The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for director nominees for the Annual Meeting. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for the Annual Meeting.

Based on the foregoing, the Nominating and Corporate Governance Committee recommended to the Board that Lisa J. Elming, Steven K. Gaer, Douglas R. Gulling, Sean P. McMurray, George D. Milligan, David D. Nelson, James W. Noyce, Rosemary Parson, John K. Sorensen and Therese M. Vaughan should be nominated for re-election, or election, in the case of Mr. Sorensen, to the Board at the Annual Meeting. The Board accepted these recommendations.

During 2024, the Nominating and Corporate Governance Committee reviewed its charter and recommended no changes to the Board.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

George D. Milligan	Therese M. Vaughan, Chair	James W. Noyce

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DIRECTOR COMPENSATION

The Compensation Committee is responsible for evaluating and recommending the non-employee director compensation program to the Board for approval at least annually. The non-employee director compensation program provides reasonable compensation for non-employee directors commensurate with their duties and responsibilities as directors and provides a sufficient level of compensation necessary to attract and retain the highest quality directors. The Compensation Committee engaged McLagan, a highly specialized, industry-focused team within Aon PLC’s Human Capital Solutions business, as its independent compensation consultant for 2024 to provide support for director compensation decisions.

We believe our non-employee directors should have a significant equity interest in the Company. To promote equity ownership and align the interests of directors with those of our stockholders, director share retention and ownership guidelines are set at three times their annual cash compensation. As of December 31, 2024, all of our non-employee directors hold shares in excess of the requirements in the guidelines, with the exception of two non-employee directors who first became subject to the retention guidelines in 2021 and 2022, respectively. They are expected to make continuing progress towards compliance with the guidelines and until they individually reach the required minimums, they will each be required to retain at least 50 percent of any applicable shares received (on a net after-tax basis) pursuant to our equity incentive plans.

The following table sets forth the compensation structure for the non-employee directors for 2024. The equity awards were granted on April 26, 2024.

		COMMITTEES
	Board	Audit	Compensation	Nominating and Corporate Governance	Risk Management and Information Technology	Loan	Trust
COMPANY:
Board member annual retainer	$22,750
Committee chair annual retainer		$7,500	$6,000	$6,000	$6,000
Committee membership annual retainer		$5,000	$3,750	$3,750	$3,750
Equity award	$32,500
Board chair annual fee	$30,000
Board vice-chair annual fee(1)	$15,000
WEST BANK:
Board member annual retainer	$9,750
Committee chair annual retainer						$6,000	$6,000
Committee membership annual retainer						$3,750	$3,750

(1) The Board discontinued the Vice-Chair annual fee of $15,000 on April 25, 2024.

At the annual organizational meeting of the Board on April 25, 2024, each non-employee director was granted a restricted stock unit award for 1,945 shares of the Company’s common stock. Each award is subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. The targeted market value of the award granted to each board member in 2024 was $32,500 on the grant date, the same as the prior year. If a director were to resign during the one-year vesting service period, the unvested restricted stock units would be forfeited.

Messrs. Nelson, Peters, Olafson and Winterbottom and Ms. Funk are employees and do not receive any compensation for their services as directors of the Company or West Bank. None of the non-employee directors receive any compensation or other payment in connection with his or her service as a director other than compensation received from the Company and West Bank as set forth below. Mr. Gulling was a non-executive employee and was compensated through April 2024 pursuant to his Transitional Retirement Agreement filed on Form 8-K with the SEC on May 27, 2021, and subsequently amended on September 7, 2022. After Mr. Gulling’s employment ended in April 2024, he was compensated as a director. Mr. Gulling was also compensated as a consultant from May 2024 through July 2024 related to the completion of construction of the Company’s new headquarters.

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The following table sets forth all compensation earned or paid to our non-NEO directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash by the Company	Fees Earned or Paid in Cash by West Bank	Stock Awards	Other(4)	Total
Patrick J. Donovan (1)	$19,878	$10,129	—	—	$30,007
Lisa J. Elming	32,504	13,505	$28,504(2)	—	74,513
Steven K. Gaer	26,504	17,505	28,504(2)	—	72,513
Douglas R. Gulling	17,669	9,003	27,620(3)	$89,222	143,514
Sean P. McMurray	36,256	9,753	28,504(2)	—	74,513
George D. Milligan	51,504	15,505	28,504(2)	—	95,513
James W. Noyce	41,508	9,753	28,504(2)	—	79,765
Rosemary Parson	31,508	9,753	28,504(2)	—	69,765
Steven T. Schuler	39,008	9,753	28,504(2)	—	77,265
Therese M. Vaughan	37,508	13,505	28,504(2)	—	79,517
Philip Jason Worth	22,752	23,257	28,504(2)	—	74,513
(1)On August 19, 2024, Mr. Donovan tendered his resignation as a director of the Company.
(2)The amounts set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on April 26, 2024, valued in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For the material assumptions used in calculating grant date fair value, see the discussion of equity awards in Note 13 of the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2024. Each non-employee director was granted a restricted stock unit award for 1,945 shares of the Company’s common stock with a vesting date of April 24, 2025. The award is subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. These were the only outstanding non-employee director equity awards as of December 31, 2024.
(3)The amount set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on February 19, 2024, valued in accordance with FASB ASC Topic 718. For the material assumptions used in calculating grant date fair value, see the discussion of equity awards in Note 13 of the Notes to the Company’s Consolidated Financial Statements for the year ended December 31, 2024. Mr. Gulling, as a non-executive employee, was granted a restricted stock unit award for 2,000 shares of the Company’s common stock. The award is scheduled to vest in five equal annual installments, on March 25 of 2025, 2026, 2027, 2028 and 2029. The award is subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date.
(4)Under Mr. Gulling’s Transitional Retirement Agreement, as amended, Mr. Gulling’s base salary during 2024 was $120,300. Until the Transitional Retirement Agreement expired on April 30, 2024, Mr. Gulling was entitled to participate in the short- and long-term incentive plans as may be in effect for non-NEO key employees of the Company in the sole discretion of the Compensation Committee of the Company’s board of directors. Mr. Gulling was also entitled to participate in the Company’s employee benefit plans and programs, except that he did not accrue any vacation during 2024. Subsequent to the expiration of the Transitional Retirement Agreement, Mr. Gulling was compensated as a consultant from May 2024 through July 2024. The amounts set forth in the “Other” column reflect base salary earned during the year including, if any, deferrals and salary increases, an annual incentive bonus, contributions made by the Company on behalf of Mr. Gulling to the Company’s 401(k) retirement plan and consulting fees.
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EXECUTIVE OFFICERS OF THE COMPANY

Left to right: Bradley Peters, Brad Winterbottom, David Nelson, Jane Funk and Harlee Olafson.

The executive officers of the Company are appointed on an annual basis by the Board. An executive officer may be removed by the Board whenever, in its judgment, the best interests of the Company will be served thereby. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which they were selected as an officer. The following tables set forth summary information about the current executive officers of the Company.

DAVID D. NELSON	Age:	64
	Positions with the Company:	Director Chief Executive Officer President	2010 2010 2010
	Positions with West Bank:	Chair Director Chief Executive Officer	2010 2010 2010
Prior to joining the Company in 2010, Mr. Nelson was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota.
Mr. Nelson has a strong background in customer relationship building, credit and leadership development. Mr. Nelson has been employed in the banking industry since 1984.
Mr. Nelson served on the Board of the American Bankers Association from October 2021 to October 2024. He was a member of the Government Relations Council and the Community Bankers Council. Mr. Nelson was the chair of the Iowa Bankers Association from 2016-2017 and is now an ex-officio member.

JANE M. FUNK	Age:	56
	Positions with the Company:	Chief Financial Officer Executive Vice President Treasurer	2022 2022 2022
	Positions with West Bank:	Director Chief Financial Officer Executive Vice President	2021 2021 2021
Ms. Funk joined West Bank in 2014. Prior to her current role, Ms. Funk was appointed Chief Accounting Officer in January 2019, Controller and Senior Vice President in April 2018 and Assistant Controller and Vice President in 2014.
Ms. Funk has over 30 years of combined experience in the financial services industry and public accounting. She is a Certified Public Accountant (inactive).

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HARLEE N. OLAFSON	Age:	67
	Positions with the Company:	Chief Risk Officer Executive Vice President	2010 2010
	Positions with West Bank:	Director Chief Risk Officer Chief Operating Officer Executive Vice President	2011 2010 2024 2010
Prior to joining the Company in 2010, Mr. Olafson was the President of Southern Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota.
Mr. Olafson has strong business development, credit and team building backgrounds. Mr. Olafson has been employed in the banking industry since 1979.

BRAD L. WINTERBOTTOM	Age:	68
	Positions with the Company:	Executive Vice President	2006
	Positions with West Bank:	Director President	2000 2000
Mr. Winterbottom has extensive experience in commercial lending and loan portfolio administration and knowledge of the Iowa business community. Mr. Winterbottom has been employed in the banking industry since 1981.

Mr. Winterbottom joined West Bank in 1992 and has served as an executive and policy maker since 1998.

BRADLEY P. PETERS	Age:	61
	Positions with the Company:	Executive Vice President	2021
	Positions with West Bank:	Director Minnesota Group President Executive Vice President	2021 2019 2021
Mr. Peters joined West Bank in March 2019 as its Senior Vice President/Minnesota Group President.
Prior to joining West Bank, Mr. Peters was the Executive Vice President/Group President at a regional bank where he was responsible for new market expansion and oversight of their South Central Minnesota, Southeast Minnesota, Twin Cities and Wisconsin regions. He served in this role from August 2010 to December 2018.

Mr. Peters has more than 30 years of financial services experience. He has led business banking teams throughout Minnesota, including the Twin Cities and Southeastern Minnesota.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND EXECUTIVE OFFICERS

The following table sets forth the shares of the Company’s common stock beneficially owned by each director, nominee and named executive officer listed in the Summary Compensation Table and all directors, nominees and executive officers of the Company and West Bank (including named executive officers) as a group. The ownership information is as of February 14, 2025, and the percent of total shares outstanding is based on 16,832,632 shares of common stock issued and outstanding on such date.

Name	Shares Beneficially Owned (1) (2)	Percent of Total Shares Outstanding
Lisa J. Elming	3,935	*
Jane M. Funk(3)	24,576	*
Steven K. Gaer	20,338	*
Douglas R. Gulling(4)	67,900	*
Sean P. McMurray	43,447	*
George D. Milligan	65,338	*
David D. Nelson (5)(6)	202,051	1.20%
James W. Noyce	21,138	*
Harlee N. Olafson (7)	110,521	*
Rosemary Parson	3,035	*
Bradley P. Peters (8)	39,343	*
Steven T. Schuler	14,250	*
John K. Sorensen	—	*
Therese M. Vaughan	9,468	*
Brad L. Winterbottom (7)(9)	126,899	*
Philip Jason Worth	18,144	*
Executive officers, directors and nominees as a group (16 persons)	770,383	4.58%

*Indicates less than 1 percent ownership of outstanding shares.

(1)Shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power or has the right to acquire such powers within 60 days. Beneficial ownership may be disclaimed as to certain of the shares.
(2)Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company’s 401(k) retirement plan and has sole investment and voting power with respect to such shares.
(3)Includes 12,400 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 14, 2025.
(4)Includes 7,900 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 14, 2025.
(5)Includes 16,900 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 14, 2025.
(6)Includes 98,034 shares held in his spouse’s trust for which he has sole voting and investment power.
(7)Includes 16,500 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 14, 2025.
(8)Includes 13,600 shares underlying restricted stock unit awards that are currently unvested but will vest within 60 days of February 14, 2025.
(9)Includes shares held in his spouse’s name. Mr. Winterbottom disclaims any beneficial ownership of 6,607 shares held in his spouse’s name.

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OTHER BENEFICIAL OWNERS

The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock. The ownership information is as of February 14, 2025, and the percent of total shares outstanding is based on 16,832,632 shares of common stock issued and outstanding on such date.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding
FMR LLC (1) 245 Summer Street Boston, MA 02210	1,384,091	8.22%
BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	1,226,891	7.29%
The Jay Newlin Trust (3) 2661 86th Street Urbandale, IA 50322	1,041,952	6.19%

(1)Information based solely on a Schedule 13G filed on February 9, 2024. According to the Schedule 13G, FMR LLC. has sole voting power with respect to 1,383,974 of these shares and sole investment power with respect to 1,384,091 of these shares.
(2)Information based solely on a Schedule 13G/A filed on January 26, 2024. According to the Schedule 13G/A, Blackrock, Inc. has sole voting power with respect to 1,203,828 of these shares and sole investment power with respect to 1,226,891 of these shares.
(3)Information based solely on a Schedule 13G filed on February 8, 2010 and information provided to the Company. According to the Schedule 13G, The Jay Newlin Trust has sole investment and voting power with respect to these shares.

SECTION 16 REPORTING

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and persons who own more than 10 percent of the Company’s common stock file initial reports of ownership and reports of changes of ownership with the SEC and Nasdaq. The Company does not know of any single stockholder who owns more than 10 percent of the Company’s stock. Based solely on its review of Section 16(a) forms filed and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2024 were filed on a timely basis except a Form 4 report was filed one day late by director Gulling for a grant of restricted stock units and a Form 4 report was filed three days late by director Gulling for the payment of transfer fees in connection with a transfer of shares. Both of these late filings were due to an administrative oversight.

CHANGES IN CONTROL

The Company does not know of any arrangements or pledges that would result in a future change in control of the Company.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes and explains the material elements of 2024 compensation for our NEOs. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving the NEOs.

Our NEOs for 2024, which consist of our principal executive officer, principal financial officer and our three other most highly compensated executive officers, are:

David D. Nelson	President and Chief Executive Officer of the Company Chief Executive Officer of West Bank
Jane M. Funk	Executive Vice President, Treasurer and Chief Financial Officer of the Company Executive Vice President and Chief Financial Officer of West Bank
Harlee N. Olafson	Executive Vice President and Chief Risk Officer of the Company Executive Vice President, Chief Risk Officer and Chief Operating Officer of West Bank
Brad L. Winterbottom	Executive Vice President of the Company President of West Bank
Bradley P. Peters	Executive Vice President of the Company Executive Vice President and Minnesota Group President of West Bank

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Company, through West Bank, provides lending, deposit and trust services for businesses and individuals. We offer competitive commercial and personal banking products and are committed to providing superior customer services. We place a high priority on community service and are actively involved with many civic and community projects in the communities where we conduct business. We operate in an intensely competitive and uncertain business environment. Not only do we compete with numerous companies in our markets for customers, but we also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies. Among other challenges, our business model requires experienced leaders with banking and operational expertise who are capable of taking on high levels of personal responsibility in an ever-evolving banking industry and economy.

$24,050	$1.42	$1.00	10.71%	63.25%	0.00%
Net Income (in thousands)	Diluted Earnings Per Share	Dividends Per Share	Return On Average Equity	Efficiency Ratio	Nonperforming Assets Ratio

•Net income of $24.1 million for 2024 compared to $24.1 million for 2023.
•Diluted earnings per share of $1.42 for 2024 compared to $1.44 for 2023.
•Dividends were $1.00 per share for both 2024 and 2023.
•Return on average equity of 10.71 percent compared to 11.42 percent for 2023.
•Efficiency ratio of 63.25 percent compared to 60.73 percent for 2023.
•Total loans increased $77.3 million or 2.6 percent.
•Nonperforming assets ratio remained stable from 2023.

Like the rest of our industry, the Company experienced some significant margin challenges in 2024. The interest rate environment, including an ongoing inverted yield curve and aggressive deposit competition, had a significant impact on our cost of funds, net interest margin and overall net income. Our credit quality remains pristine. We had no loans greater than 30 days past due, and only one classified loan for $133 thousand at December 31, 2024.
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OVERVIEW AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAMS

The Company and West Bank share an executive management team. The members of the executive management team, consisting of our NEOs, are compensated by West Bank rather than the Company. Compensation of our NEOs is determined by the Company’s Compensation Committee based on their performance and roles for both the Company and West Bank.

The goal of our compensation program is to create superior long-term value for our stockholders by attracting, motivating and retaining outstanding employees who serve our customers while generating financial performance that is consistently better than that of our peers. Accordingly, our compensation program for executives is guided by our business needs and challenges in creating stockholder value. To support the achievement of our business strategies and goals, we strive to:

•Pay-for-performance;
•Align executives’ financial interests with those of our stockholders;
•Support the Company’s and West Bank’s values, strategy and development of employees;
•Foster a team approach among top executives;
•Attract and retain leaders capable of delivering strong business results;
•Provide competitive cash and total compensation opportunities and benefits;
•Balance the mix of short-term and long-term incentives; and
•Adhere to the highest legal and ethical standards.

Our executive compensation program is designed to attract, retain and motivate qualified and talented executives to achieve our business goals and to reward them for strong short- and long-term performance. In particular, our Compensation Committee is mindful that our “pay-for-performance” philosophy must align the interests of our executives with those of our stockholders in order to drive long-term, sustainable stockholder value growth. A significant amount of NEO compensation is considered at-risk, made up of annual cash and long-term equity incentive opportunities. The primary elements of our executive compensation program in 2024 consisted of base salary, annual cash incentive opportunities and long-term equity opportunities. The purpose and key features of each element are described below.

At Risk
Element	Base Salary	Annual Cash Incentive Opportunities	Long-Term Equity Incentive Opportunities

Highlights	Fixed compensation paid in cash. Adjusted annually based on position, responsibilities, demonstrated performance and relevant market data.	Annual cash bonus opportunities are based on Company financial performance.	50 percent of RSUs awarded are subject to time-based vesting and 50 percent are subject to performance-based vesting.

Why We Pay this Element	Attract and retain talented executives by providing competitive pay.	Motivate and reward executives for the achievement of certain financial goals relative to peer performance.	Incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.

2024 Decisions	There were no changes to base salary from 2023.	There were no changes to the annual cash incentive opportunities from 2023. Annual bonuses were paid out at 101.5 percent of target for the CEO and 102.2 percent of target for each non-CEO NEO.	CEO was awarded 8,500 time-based RSUs and 8,500 performance-based RSUs. Non-CEO NEOs were awarded 7,500 time-based RSUs and 7,500 performance-based RSUs.

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BASE SALARY
•Base salaries are set to be competitive within our industry and are important in attracting talented executives.
•Base salaries are adjusted annually, effective January 1, but can be adjusted mid-year when there are material changes, such as a change in an executive officer’s position, responsibilities, demonstrated performance, or relevant market data.
•Base salaries for our NEOs did not change from 2023 to 2024 and are as follows:

Name	Base Salary 2023	Base Salary 2024
David D. Nelson	$590,000	$590,000
Jane M. Funk	325,000	325,000
Harlee N. Olafson	375,000	375,000
Brad L. Winterbottom	375,000	375,000
Bradley P. Peters	325,000	325,000

ANNUAL CASH INCENTIVE OPPORTUNITIES
•Annual cash incentive opportunities are intended to motivate and reward executives for the achievement of certain financial goals in comparison to internal and external standards.
•Annual cash incentive opportunities are based on a percentage of base salary and that percentage is based on: (1) the Company’s net profit; and (2) the Company’s performance relative to our peer group based on return on average equity, efficiency ratio and nonperforming assets ratio, equally weighted, according to the following schedules.

The performance targets, peer rankings and percent of salaries remains the same as the prior year for the CEO as follows:

Performance	Peer Ranking	Percent of Salary
Maximum	At/above 75th percentile	80%
Target	50th percentile	60%
Threshold	25th percentile	40%
	Below 25th percentile	0%

The performance targets, peer rankings and percent of salaries remains the same as the prior year for non-CEO NEOs as follows:

Performance	Peer Ranking	Percent of Salary
Maximum	At/above 75th percentile	60%
Target	50th percentile	40%
Threshold	25th percentile	20%
	Below 25th percentile	0%

•If our ranking in the peer group falls between threshold and maximum level performance, our NEOs will be eligible for a proportional cash bonus based upon linear interpolation.
•The nonperforming assets ratio performance metric is measured by comparing the average of the four fiscal quarter-ending ratios of the Company to the average of the four fiscal quarter-ending ratios of the peer group.

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LONG-TERM EQUITY INCENTIVE OPPORTUNITIES
•Long-term equity awards incentivize executives to deliver long-term value, while also providing a retention vehicle for our executives.
•50 percent of the NEOs’ restricted stock unit (“RSU”) awards are subject to performance-based vesting and 50 percent are subject to time-based vesting. Following the date of vesting, 50 percent of the covered shares will be subject to a three-year holding period requirement. The Compensation Committee expects future awards to have a similar structure.
•The time-based RSUs (the “Time RSUs”) vest ratably over five years. The performance-based RSUs (the “Performance RSUs”) cliff vest at the end of a three-year performance period based on the Company’s relative performance to the identified peer group with respect to its return on average equity, efficiency ratio and nonperforming assets ratio, with each equally weighted.
•The total number of RSUs granted to Mr. Nelson in 2024 was 17,000, the same as the prior year. 8,500 are Time RSUs and 8,500 are Performance RSUs.
•The total number of RSUs granted to Messrs. Olafson, Winterbottom and Peters and Ms. Funk in 2024 was 15,000 each, the same as the prior year. In each case for 2024, 7,500 are Time RSUs and 7,500 are Performance RSUs.
•RSUs granted to our NEOs do not pay or accrue dividends, or dividend equivalents, during the applicable vesting periods.

TARGET PAY MIX

Consistent with our philosophy of aligning executive pay with the short- and long-term performance of the Company, the elements of our executive compensation program evolve and are adjusted over time to support the business goals of the Company and West Bank, and to align the interests of executive management with the interests of our stockholders. As demonstrated in the following chart, we compensate our NEOs with a mix of fixed and variable short- and long-term pay elements, with a significant amount of performance-based and at-risk compensation. Target pay mix includes 2024 salary, 2024 annual cash incentive target, and grant date fair value of performance based equity incentive target and time based equity awards granted in 2024.
OUR COMPENSATION PHILOSOPHY AND BEST PRACTICES

Our pay-for-performance philosophy and compensation practices provide an appropriate risk-managed framework in which our executives are encouraged to achieve our strategic goals without excessive risk taking in their business decisions. We adhere to several best practices for executive compensation, including:

What We Do	What We Do Not Do
✓ Strong emphasis on pay-for-performance	✓ No perquisites for executives
✓ Maintain rigorous stock ownership guidelines	✓ No golden parachute tax gross-ups
✓ Engage independent compensation consultants	✓ No hedging or pledging of Company stock
✓ Annual outreach with our institutional stockholders	✓ No dividends paid or accumulated on unvested RSUs
✓ Annual say-on-pay vote	✓ No single-trigger cash or time-based equity payments in
✓ Clawback policy for incentive compensation	the event of a change in control
✓ 50 percent performance-based equity awards for NEOs
✓ 3-year holding period on vested RSUs
✓ Compensation Committee must be independent
✓ Offer deferred compensation program participation
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Put simply, our human resource philosophy is to have fewer people than our peers but to pay our people well for their performance. Our business model allows us to operate with fewer employees than the typical commercial bank of our size because we emphasize teamwork and sound practices and focus on business banking. Because we have fewer people, we need to have the right people and ensure that we offer what we consider to be above average pay in exchange for above average performance. In addition to attracting and retaining what we believe is superior talent, our approach also produces longevity in our workforce. The average tenure of our employees is over nine years, and the average tenure of bank officers is over twelve years.

This philosophy extends throughout the Company and includes our NEOs. The Company currently has five executive officers. To succeed with an atypically small team, our CEO leads and fosters a team approach with the non-CEO members of our executive management team who bring a diverse array of experience, expertise and backgrounds. Because of this team strategy, compensation for each of our non-CEO NEOs is historically similar. This approach has consistently proven to produce a winning teamwork structure for the Company and our stockholders. Over 96 percent of our stockholder votes were in favor of our executive compensation program for 2023 at our 2024 annual meeting of our stockholders. The Compensation Committee balances stockholder feedback with the Company’s performance and recommendations from our compensation consultant and CEO when determining executive compensation decisions and policies.

We also believe in evaluating performance relative to our peer group and implementing performance considerations into our compensation decisions. Rather than setting absolute goals that can be manipulated and may lead to inappropriate risk taking, we emphasize sound behaviors that will lead to long-term success that is better than our peers. For example, we encourage growth by requiring that our bankers focus on relationship building by continuously setting appointments for sales calls and staying in regular contact with our customers. This has proven successful, and we have experienced consistent growth without engaging in business acquisitions.

We do not set absolute growth goals of attaining a certain asset size by a certain time. Instead, we focus on relative metrics such as credit quality, which we believe is more important than the growth of the loan portfolio. We also look at return on average equity and efficiency ratio metrics, each on a relative basis to those of our peer group. We believe that our emphasis on attracting, retaining and appropriately motivating a well-compensated team of superior talent, facilitating strong working relationships in that team and evaluating performance appropriately has produced our consistently strong financial results. The Compensation Committee remains committed to continuing our practice of incentivizing and encouraging the pursuit of excellence through our executive compensation program.

OUR COMPENSATION REVIEW PROCESS

ROLE OF COMPENSATION COMMITTEE

Our Compensation Committee is composed entirely of independent directors. It is fully responsible for our executive compensation program and reviews the program on at least an annual basis. The Compensation Committee has broad discretion when overseeing and reviewing each element of compensation. When reviewing compensation and making compensation decisions, the Compensation Committee considers the respective responsibilities of each NEO, their performance and experience and also competitive compensation levels based on information and data provided by our independent compensation consultant. In setting compensation levels and incentive goals, the Compensation Committee also reviews our financial results relative to our peer group, and it structures our compensation programs taking into account sound risk management and industry best practices.

The Compensation Committee’s primary considerations for executive compensation decisions are:

•Key financial measurements;
•Strategic initiatives related to our business;
•Compensation of peer group executives; and
•Proper risk management.

ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

As requested by the Compensation Committee, some members of management support the Compensation Committee’s review and consideration of executive compensation by providing information for the Compensation Committee’s review. In particular, the CEO provides recommendations with respect to the other NEOs. Such recommendations from the CEO address, among other items, financial results and analysis, performance evaluations, compensation provided to our NEOs (other than the CEO), technical and regulatory considerations and input on program design and possible modifications.

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The Compensation Committee has final discretion over all compensation decisions regarding the CEO and each of the other NEOs. The Compensation Committee discusses the CEO’s recommendations and accepts or adjusts them based upon its own assessment of Company strategic goals, executive responsibilities, internal pay equity and its independent review of market data. The CEO is not involved in discussions or determinations relating to his own compensation, and the executive officers are not present during the Compensation Committee’s final discussion and determination of the types and amounts of compensation to be paid.

ROLE OF COMPENSATION CONSULTANT

Under its charter, the Compensation Committee has the sole authority to select, retain or replace compensation advisors. The Compensation Committee has historically engaged a compensation consultant to provide independent, objective analyses and professional opinions about executive and director compensation matters. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, aids the Compensation Committee in aligning executives’ interests with those of our stockholders and ensures that our executive compensation program appropriately motivates and rewards ongoing achievement of business goals.

The Compensation Committee engaged McLagan, a highly specialized, industry-focused team within Aon PLC’s Human Capital Solutions business, as its independent compensation consultant for 2024. McLagan reports directly to the Chair of the Compensation Committee. McLagan provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters, assists the Company in preparing this proxy statement, and otherwise provides no other services to the Company.

The Compensation Committee reviewed McLagan’s independence as contemplated by the Compensation Committee’s charter and applicable Nasdaq rules and determined that there were no conflicts of interest and that McLagan is independent from the Company, the Compensation Committee members and our executive officers. McLagan was engaged to:

•Provide support for director and executive officer compensation decisions;
•Provide input on marketplace trends and best practices relating to competitive pay levels;
•Provide analysis and commentary on regulatory developments;
•Provide proxy statement support; and
•Provide technical support with regard to calculations for RSU expense considerations.

USE OF PEER GROUP

Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. The Compensation Committee uses our compensation peer group as one data point when setting executive pay packages. Although useful as a reference, the Compensation Committee does not target any particular percentile or range within this peer group as a specific objective. Instead, our compensation decisions are based on the full consideration of many factors, including, but not limited to, individual and Company performance, market data, experience, strategic needs and responsibilities.

The following 21 companies were selected as our peer group for 2024. The peer group is used to support compensation decisions and is used for relative performance comparisons in the context of our incentive plans. The peer group was selected based on asset size ($1.75 billion to $7 billion based on 2021 fiscal year-end assets), geographic considerations and business model. This is the same peer group used in 2023, except for the removal of Macatawa Bank Corporation following its acquisition by another institution. There are no changes to the peer group for compensation decisions for fiscal year 2025.

2024 Peer Group
Bank First Corporation	Farmers & Merchants Bancorp	Isabella Bank Corporation
Bridgewater Bancshares, Inc.	First Business Financial Services, Inc.	LCNB Corp.
ChoiceOne Financial Services, Inc.	First Financial Corp.	Mercantile Bank Corporation
Civista Bancshares, Inc.	First Mid Bancshares, Inc.	MidWestOne Financial Group, Inc.
CrossFirst Bankshares, Inc.	German American Bancorp, Inc.	Nicolet Bankshares, Inc.
Equity Bancshares, Inc.	HBT Financial, Inc.	Peoples Bancorp, Inc.
Farmers National Banc Corp.	Hills Bancorporation	Southern Missouri Bancorp, Inc.

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ELEMENTS OF COMPENSATION

Our executive compensation program consists of several elements, each with a distinct objective that helps our overall program provide an integrated and competitive total pay package. The following overview explains the structure and rationale of the elements in our executive compensation program for 2024. The principal elements consist of base salary, annual cash incentive opportunities and long-term equity incentive opportunities, each of which is provided pursuant to the terms of an employment agreement between the Company and each NEO. A discussion of the terms of these agreements is contained in this proxy statement under the heading “Potential Payments upon Termination or Change in Control.”

BASE SALARY

We compensate our NEOs with annual base salaries to provide a reasonable level of fixed income relative to their respective levels of responsibility. We want our base salaries to be competitive and commensurate with each NEO’s experience and knowledge. As provided in our employment agreements with the NEOs, base salaries are established and eligible for review and possible upward adjustment on an annual basis.

ANNUAL CASH INCENTIVE OPPORTUNITIES

Annual cash incentive opportunities are an important element of total compensation for our NEOs. By tying a meaningful portion of cash compensation to achievement of objectively measured financial results for the year, annual cash bonus opportunities support and encourage the achievement of the Company’s business goals and strategies and lead to increased value for our stockholders.

Our executive employment agreements provide for participation in the Company’s annual incentive plan. Thereunder, each NEO is eligible for a cash bonus as a percentage of his or her annual base salary, based upon the achievement of performance measures described below. Our plan caps maximum bonus opportunities to avoid encouraging excessive risk-taking and to avoid any focus on maximizing short-term results at the expense of long-term soundness. The plan also requires positive Company net income in order for any bonuses to be paid.

The amount of any annual bonus actually earned is determined based upon quantitative and qualitative analyses of Company performance completed by the Compensation Committee. The quantitative analysis examines the Company’s performance relative to our peer group with respect to three key financial measures. The qualitative analysis considers any items deemed relevant by the Compensation Committee, including, for example, regulatory actions, if any, and Company profitability and credit quality. Based on the qualitative analysis, the Compensation Committee may increase or decrease the bonus amounts indicated from the quantitative peer group comparison. The calculation and adjustment of bonuses rest within the Compensation Committee’s sole discretion, and its determinations about bonuses are final.

The quantitative analysis has two parts:
(1)the Company’s positive net income; and
(2)the Company’s performance relative to our peer group, based on three key metrics (equally weighted):
a.return on average equity;
b.efficiency ratio; and
c.nonperforming assets to total assets ratio.

Each ratio is defined in Item 7 of our Annual Report on Form 10-K, as filed with the SEC. The Compensation Committee selected these measures because they encompass important aspects of our financial performance: earnings, capital levels, expense control and asset quality. The nonperforming assets to total assets ratio performance metric is measured by comparing the average of the four fiscal quarter-ending ratios of the Company to the average of the four fiscal quarter-ending ratios of the peer group.

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Based on our ranking among our peers in each of these key metrics, our CEO is eligible for a cash bonus payment for 2024 performance equal to a percentage of salary, according to the following schedule.

Performance	Peer Ranking	Percent of Salary
Maximum	At/above 75th percentile	80%
Target	50th percentile	60%
Threshold	25th percentile	40%
	Below 25th percentile	0%

Based on our ranking among our peers in each of these key metrics, our non-CEO NEOs are eligible for a cash bonus payment equal to a percentage of salary, according to the following schedule, which remains unchanged from the prior year.

Performance	Peer Ranking	Percent of Salary
Maximum	At/above 75th percentile	60%
Target	50th percentile	40%
Threshold	25th percentile	20%
	Below 25th percentile	0%

The calculation of the payouts for 2024 under the annual cash incentive opportunities for our NEOs was based on the following:

						Peer Group
Key Metrics	Weight	Company Results	Company Percentile Rank	Payout as Percentage of Target	Payout as Percentage of Target	Maximum75th Percentile	Target 50th Percentile	Threshold 25th Percentile
				CEO	Other NEOs	(%)	(%)	(%)
Return on Average Equity	1/3	10.71%	50.0	100.00	100.00	11.83	10.71	8.40
Efficiency Ratio	1/3	63.25%	28.3	71.07	56.60	54.99	59.37	63.84
Nonperforming Assets Ratio	1/3	0.01%	100.0	133.33	150.00	0.14	0.23	0.43
Weighted Average Total Payout				101.47	102.20

Based on the Company’s performance, the Compensation Committee approved the following annual cash incentive payouts to the Company’s NEOs for 2024 (paid in 2025):

Name	Cash Incentive Payout
David D. Nelson	$359,192
Jane M. Funk	132,860
Harlee N. Olafson	153,300
Brad L. Winterbottom	153,300
Bradley P. Peters	132,860

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LONG-TERM EQUITY INCENTIVE OPPORTUNITIES

Equity compensation is the third primary element of compensation for our NEOs. The purpose of annual equity grants is to provide long-term incentives that align with stockholder interests, tie pay to performance, provide a long-term planning horizon, mitigate adverse risk taking and attract and retain key employees.

The employment agreements with our NEOs generally provide for participation in the Company’s equity incentive plan then in effect. Equity awards made prior to April 2021 were made under our 2017 Equity Incentive Plan (the “2017 Equity Plan”), which was adopted by our Board and approved by our stockholders in 2017. In April 2021, our stockholders approved the 2021 Equity Incentive Plan (“2021 Equity Plan”) and upon such approval the 2017 Equity Plan was frozen with respect to future grants. The 2021 Equity Plan was designed to promote the Company’s long-term financial success by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. The 2021 Equity Plan was originally approved at the April 2021 annual stockholders’ meeting and authorized 625,000 shares, and at the April 2024 annual stockholders’ meeting, the Company obtained stockholder approval to increase the number of shares of common stock authorized for issuance under the 2021 Equity Plan by 550,000 shares, from 625,000 shares to 1,175,000 shares. Awards vest, become exercisable and contain such other terms and conditions as determined by the Compensation Committee and set forth in individual agreements with the participants receiving the awards. As of December 31, 2024, there were 665,758 remaining shares available for issuance under the 2021 Equity Plan, which reflects an increase in the 2021 Equity Plan’s share reserve by 550,000 shares following stockholder approval at our 2024 annual meeting and additional shares recycled through forfeiture under the 2021 Equity Plan in 2024. The RSU awards granted to our NEOs in 2024 were made under the 2021 Equity Plan.

Pursuant to the terms of the 2017 Equity Plan and 2021 Equity Plan, and the award agreements governing the terms of the awards thereunder, unvested awards are forfeited upon early termination, other than a termination in connection with a change in control or due to the NEO’s death, disability or retirement. Outstanding RSUs do not pay or accumulate dividend equivalents during the applicable vesting periods. In addition, the award agreements contain standard confidentiality and non-solicitation covenants for periods following termination of employment. Accordingly, the structure of our equity awards provides a retention incentive and provides important protections for the Company and our stockholders.

In February 2024, the CEO was granted 8,500 Time RSUs and 8,500 Performance RSUs and the non-CEO NEOs were each granted 7,500 Time RSUs and 7,500 Performance RSUs. Each of the awards will be subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. The Time RSUs are scheduled to vest in five equal annual installments, on March 25 of 2025, 2026, 2027, 2028 and 2029.

The Performance RSUs are scheduled to vest on March 25, 2027, based on the relative financial performance of the Company to the identified peer group during a three-year performance period consisting of the Company’s 2024, 2025 and 2026 fiscal years (the “Performance Period”). The Performance RSUs are subject to three performance targets, each of which is to be weighted equally, and (i) with respect to ROE, calculated as an average of each of the three year-end results; (ii) with respect to efficiency ratio calculated as an average of each of the three year-end results; and (iii) with respect to nonperforming assets to total assets ratio, calculated as an average of each of the twelve quarterly results. Each of these ratios is compared to those of the companies in the S&P U.S. Small Cap Banks Index (“Performance RSU Peer Group”) as of the grant date. The Performance RSU Peer Group is “frozen” as of the grant date. Companies may drop out (but may not be added) if financial information becomes unavailable prior to the conclusion of the Performance Period.

These three measures are commonly utilized by banking organizations as reflective of important aspects of their overall financial performance. For the Performance Period, the maximum number of shares of 8,500 for the CEO and of 7,500 for each non-CEO NEOs would be issued on March 25, 2027 for each of the participants if the Company achieves the 75th percentile performance on all three performance measures over the Performance Period. Up to one-third of the maximum number of RSUs subject to the award may be earned for achievement of a given performance metric. None of the Performance RSUs subject to a metric will be earned if performance is below threshold level, while approximately 33 percent will be earned for threshold level performance, approximately 67 percent will be earned for target level performance, and 100 percent will be earned for maximum level performance (or above). Performance between the threshold and maximum levels will earn a number of RSUs based on linear interpolation.

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Performance Criteria and Goals for Performance RSUs
Performance Measure	Performance RSUs Subject to Performance Measure	Threshold Goal	Target Goal	Maximum Goal
Return on Average Equity	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile
Efficiency Ratio	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile
Nonperforming Assets to Total Assets Ratio	1/3 of RSUs	25th Percentile	50th Percentile	75th Percentile

Performance RSU Award Opportunities (as approximate percentage of maximum number of Performance RSUs subject to the performance measure)
	Return on Average Equity (1/3 of Performance RSUs)	Efficiency Ratio (1/3 of Performance RSUs)	Nonperforming Assets to Total Assets Ratio (1/3 of Performance RSUs)
Threshold	33%	33%	33%
Target	67%	67%	67%
Maximum	100%	100%	100%

Upon the conclusion of the Performance Period, the performance of the Company and each member of the Performance RSU Peer Group will be calculated for each of the three metrics identified above, (i) with respect to ROE, as an average of each of the three year-end results; (ii) with respect to efficiency ratio, as an average of each of the three year-end results; and (iii) with respect to nonperforming assets to total assets ratio, as an average of each of the twelve quarterly results. Based upon such calculations, the Company’s percentile relative to the peer group will be determined. The Compensation Committee expects future awards to NEOs to have a similar structure.

The Performance RSUs that were granted in 2022 are scheduled to vest on March 25, 2025, based on the relative financial performance of the Company to the identified peer group during the three-year performance period consisting of the Company’s 2022, 2023 and 2024 fiscal years. For the three-year performance period ended December 31, 2024, based on preliminary data, the Company estimates that awards will be paid at approximately 143% of target for all NEOs. Once the Company has received the necessary data to make the final calculations, the Compensation Committee will determine the actual payouts, which will be reflected in the proxy statement for our next annual meeting of stockholders.

DEFERRED COMPENSATION PLAN

Our NEOs are eligible to participate in the West Bancorporation, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan was adopted effective January 1, 2013, to provide key individuals, including our non-employee directors and the NEOs, with additional deferral opportunities in planning for retirement. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that provides an opportunity for eligible participants to voluntarily defer receipt of a portion of their cash compensation. Though permitted under the plan document, the Company has not made any matching or discretionary Company contributions into the Deferred Compensation Plan on behalf of any of our NEOs. Pursuant to the terms of the Deferred Compensation Plan, the Compensation Committee has set the crediting rate equal to the prime rate, adjusted each January 1, on any amounts voluntarily deferred by plan participants. The crediting rate utilized under the plan is notionally based upon the prime rate as of the first business day of the year and was 8.50 percent for 2024 and 7.50 percent for 2025. Our CEO and two other NEOs currently participate in the Deferred Compensation Plan. None of our non-employee directors are currently participating in the Deferred Compensation Plan.

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2025 COMPENSATION DECISIONS

The Compensation Committee has approved a 3 percent increase to NEO base salaries for 2025. Base salary for the CEO will be $608,000. Messrs. Olafson and Winterbottom will each receive a base salary of $387,000, and Ms. Funk and Mr. Peters will each receive a base salary of $335,000. The annual cash incentive opportunities will remain unchanged in 2025. The CEO’s long-term equity award remains the same at 8,500 Performance RSUs and 8,500 Time RSUs. The non-CEO NEOs’ long-term equity award remains the same at 7,500 Performance RSUs and 7,500 Time RSUs.

EMPLOYMENT AGREEMENTS

The Company has employment agreements with each NEO that provide certain severance benefits as described in this proxy statement under the heading “Potential Payments upon Termination or Change in Control.” The Compensation Committee believes these severance benefits reflect market levels of benefits when they were negotiated and represent fair and appropriate consideration for the executive’s agreement to the post-termination restrictive covenants. The Company believes that the protections afforded by the agreements are a valuable incentive for attracting and retaining top executives. The Company also believes that in the event of an extraordinary corporate transaction, the agreements could prove important to the Company’s ability to retain top management through the transaction process and to provide motivation to the executives to act in the best interests of the Company and its stockholders before, during and after the transaction.

PERQUISITES, RETIREMENT AND OTHER BENEFITS

As a best practice, we have generally avoided the use of perquisites and other types of benefits for executives, emphasizing instead compensation tied to performance. In 2024, none of the NEOs received any perquisites. Our NEOs participate in our broad-based employee benefit programs, such as medical, dental, disability and life insurance coverage, on the same terms as other eligible employees.

Our NEOs are also eligible to participate in our 401(k) retirement plan on the same terms as other eligible employees. During 2024, the Company made a 100 percent Company matching contribution for participant deferrals into the 401(k) retirement plan, up to a maximum of six percent of a participant’s pay. In addition, for 2024, the Company made an additional discretionary Company contribution into the 401(k) retirement plan of two percent of a participant’s pay. The Company’s contributions, in each case, were subject to applicable IRS limitations.

All employees of West Bank, including our NEOs, are eligible to receive a discretionary annual holiday bonus paid as a percentage of annual salary. Our NEOs participate in the holiday bonus program on the same terms as our other employees. In 2024, as in prior years, this discretionary bonus was equal to two percent of base salary.

	NEOs	Vice Presidents and Above	Full-Time Employees
Health Plans
Life and Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Retirement Plans
401(k) Plan/Profit Sharing	X	X	X
Deferred Compensation Plan	X	As Determined by Compensation Committee	Not Offered
Other
Country Club Membership	Not Offered	As Duties Require	Not Offered
Holiday Bonus	X	X	X

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REGULATORY CONSIDERATIONS

As a publicly traded financial institution, the Company must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that the Company and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), excessive compensation is prohibited as an unsafe and unsound practice. The FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid or non-cash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity and, if appropriate, comparable compensation practices at peer institutions. In order to give the assessment proper context, the assessment should be made in light of the financial institution’s financial condition.
Separately, in 2010, the federal regulatory agencies, including the FDIC, the Federal Reserve and the Office of the Comptroller of the Currency, together, issued the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”). The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. Some form of proposed rules have now been issued three times: first during 2011, then again in 2016 and most recently in 2024. However, none of those proposed rules have yet been finalized. If any such proposed rules under the Dodd-Frank Act are ever finalized, they may impose additional compensation-related risk assessment guidelines and procedures on financial institutions.

The Company is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC also maintains compensation risk assessment rules, applicable generally to publicly traded companies, which require the issuer to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the issuer.

The Company’s Compensation Committee completes a risk assessment of the Company’s compensation programs and components on an annual basis. The Committee has determined that the Company’s incentive compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse effect on the Company.
Finally, when making decisions about executive compensation, the Company also considers the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires the Company to recognize the compensation cost of grants of equity awards based upon their grant date fair value.

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OTHER COMPENSATION AND GOVERNANCE POLICIES

SHARE OWNERSHIP AND RETENTION GUIDELINES

We believe our NEOs and non-employee directors should have a significant equity interest in the Company. To promote equity ownership and align the interests of our executives and directors with those of our stockholders, we maintain the following share retention and ownership guidelines for our senior officers and directors.

CEO	3x base salary
Other NEOs or Executive Vice Presidents	3x base salary
Non-employee Directors	3x annual cash compensation

The ownership guidelines are the same for each executive, including the CEO, to reflect the same team approach applicable to other elements of our executive compensation program. Until the stock ownership guidelines are met, executives and directors are expected to retain at least 50 percent of any applicable shares received (on a net after-tax basis) pursuant to our equity incentive plans. If an officer fails to satisfy the guidelines and fails to retain at least 50 percent of any applicable shares received pursuant to our equity incentive plans, 25 percent of such officer’s annual incentive bonus, if any, is paid in shares of Company stock until the ownership guideline is satisfied. A failure to satisfy the guidelines by a director is considered by the Nominating and Corporate Governance Committee when evaluating such director’s qualifications for nomination. These guidelines are subject to periodic review by the Compensation Committee, and compliance is monitored on an annual basis. The guidelines for non-employee directors include annual cash compensation received from both the Company and West Bank.

For purposes of compliance with these guidelines, share ownership includes shares owned outright by the individual or his or her immediate family members who share the same household, shares held by the individual in an IRA account, fully vested shares held by the individual under a Company retirement plan and RSUs (both vested and unvested) granted to the individual under any Company equity incentive plan.

As of December 31, 2024, all of our NEOs and non-employee directors hold shares in excess of the requirements in the guidelines, with the exception of two non-employee directors who first became subject to the retention guidelines in 2021 and 2022, respectively. They are expected to make continuing progress towards compliance with the guidelines and until they individually reach the required minimums, they will each be required to retain at least 50 percent of any applicable shares received (on a net after-tax basis) pursuant to our equity incentive plans.

CLAWBACK POLICY

Effective July 26, 2023, we adopted an enhanced clawback policy in accordance with the latest SEC rules and NASDAQ listing standards, a copy of which is publicly filed with our Annual Report on Form 10-K and may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (ir.westbankstrong.com). The new policy replaces and supersedes the prior clawback policy that we had in place since January of 2021.

In addition to the formal clawback policy, in the event the Company is required to seek or demand recoupment of any payments made to our NEOs pursuant to law, our employment agreements provide for return of any severance-related payments upon request of the Company. Additionally, all equity awards granted under our 2017 Equity Plan and the 2021 Equity Plan, are subject to cancellation, recoupment, rescission or payback in accordance with applicable law.

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS

The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments (“Options”). Accordingly, the Company has no specific policy or practice on the timing of awards of Options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of Options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

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INSIDER TRADING POLICY

The Company has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and employees, as well as by the Company itself, that is designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. The Company’s insider trading policy permits open market transactions in Company stock beginning the day after the second full trading day after quarterly earnings have been made public until the 10th day of the third month in the quarter. In addition, our NEOs may purchase Company stock through the 401(k) retirement plan. Changes to purchases under the 401(k) retirement plan may be made only during the period when open market transactions are permitted. A copy of the insider trading policy is publicly filed with our Annual Report on Form 10-K and may be viewed on the Investor Relations — Overview — Corporate Governance section of the Company’s website (ir.westbankstrong.com).

ANTI-HEDGING POLICY

The Company’s insider trading policy prohibits all employees and directors from entering into any hedging transactions involving the Company’s stock.

ANTI-PLEDGING POLICY

The Company’s insider trading policy prohibits all NEOs and directors from keeping Company stock in a margin account. In addition, NEOs and directors may not pledge Company stock as collateral for a loan.

ACCELERATION OF EQUITY AWARDS

Our award agreements under the 2017 Equity Plan and the 2021 Equity Plan utilize a “double trigger” approach to vesting upon a change in control, rather than a “single trigger” approach under which awards would vest solely upon a change in control. Under our double trigger approach, vesting of our time-based equity awards occurs upon a change in control only if the outstanding equity awards are not fully assumed by the acquiror, or if they are assumed but the participant is subsequently terminated without cause or resigns for good reason. With respect to the Performance RSUs granted to our NEOs beginning in 2021, the awards vest immediately in connection with a change in control based upon the greater of actual performance through the date of a change in control or target-level performance without proration. We believe this approach provides adequate employment protection while reducing, for our stockholders’ benefit, potential transaction costs associated with the awards, as compared to plans with single trigger acceleration upon a change in control.

NO TAX GROSS-UPS

Under Section 280G of the Code, an executive may be subject to excise taxes on certain benefits received in relation to a change in control of the Company. While some companies provide excise tax gross-ups to executives, to place the executive in the same tax position as if the excise tax did not apply, we do not believe it is necessary to provide this benefit to our executives. Our employment agreements with the NEOs therefore omit any provision for such a gross-up.

COMPENSATION COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Compensation Committee hereby states as follows:
•It has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management; and
•Based on the review and discussion referred to immediately above, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The undersigned members of the Compensation Committee have submitted this report.

Steven K. Gaer	Sean P. McMurray, Chair	Steven T. Schuler
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SUMMARY COMPENSATION TABLE

Compensation earned for services rendered in the year ended December 31, 2024, to our CEO and our other NEOs is provided in the following table. Compensation for 2023 and 2022 is also presented.

Name and Principal Positions	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
David D. Nelson	2024	$590,000	$11,800	$234,473	$359,192	$23,478	$27,600	$1,246,543
President and Chief Executive Officer of the Company and Chief Executive Officer of West Bank	2023	590,000	11,800	288,788	371,085	15,315	26,400	1,303,388
	2022	514,000	10,280	395,589	308,400	3,879	30,500	1,262,648

Jane M. Funk	2024	$325,000	$6,500	$206,888	$132,860	$4,304	$26,000	$701,552
Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank	2023	325,000	6,500	254,813	139,411	2,532	26,000	754,256
	2022	300,000	6,000	276,480	180,000	426	30,000	792,906

Harlee N. Olafson	2024	$375,000	$7,500	$206,888	$153,300	—	$27,600	$770,288
Executive Vice President and Chief Risk Officer of the Company and Executive Vice President, Chief Risk Officer and Chief Operating Officer of West Bank	2023	375,000	7,500	254,813	160,859	—	26,400	824,572
	2022	350,000	7,000	395,589	210,000	—	30,500	993,089

Brad L. Winterbottom	2024	$375,000	$7,500	$206,888	$153,300	—	$27,600	$770,288
Executive Vice President of the Company and President of West Bank	2023	375,000	7,500	254,813	160,859	—	26,400	824,572
	2022	350,000	7,000	395,589	210,000	—	30,500	993,089

Bradley P. Peters	2024	$325,000	$6,500	$206,888	$132,860	$7,126	$26,000	$704,374
Executive Vice President of the Company and Executive Vice President and Minnesota Market President of West Bank	2023	325,000	6,500	254,813	139,411	5,912	26,000	757,636
	2022	300,000	6,000	326,469	180,000	1,618	30,000	844,087

(1)The amounts set forth in the “Salary” column reflect base salary earned during the year including, if any, deferrals and salary increases.
(2)The amounts set forth in the “Bonus” column consist of a holiday bonus equal to two percent of annual salary paid to all employees of West Bank.
(3)The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of Time RSUs and Performance RSUs granted to each of our NEOs in 2022, 2023 and 2024, as applicable, calculated in accordance with FASB ASC Topic 718. The grant date fair value of Time RSUs is determined using the fair value of our common stock on the date of grant, and the grant date fair value of Performance RSUs is calculated based on the fair value of our common stock on the date of grant and the maximum level of achievement, the probable outcome of the performance measures for the applicable performance period as of the date on which the Performance RSUs are granted. For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025.
(4)The amounts set forth in the “Non-Equity Incentive Plan Compensation” column are shown for the year in which the applicable performance measures were satisfied.
(5)For 2024, based upon our results and the results of our peers for the fiscal year ended December 31, 2024, actual annual incentive cash bonuses were equal to 101.5 percent of target for the CEO and 102.2 percent of target for each of the non-CEO NEOs.
(6)The amounts set forth in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for Mr. Nelson, Ms. Funk and Mr. Peters represent above-market interest on amounts deferred under the Deferred Compensation Plan.
(7)The amounts set forth in the “All Other Compensation” column consists of contributions made by the Company on behalf all NEOs to the Company’s 401(k) retirement plan.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards made to our NEOs during 2024. All equity awards were made under our 2021 Equity Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards

Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
David D. Nelson	Annual Cash Incentive		$236,000	$354,000	$472,000
	Time RSUs	2/19/2024							8,500	$117,385(3)
	Performance RSUs	2/19/2024				2,833	5,666	8,500		117,088(4)
Jane M. Funk	Annual Cash Incentive		$65,000	$130,000	$195,000
	Time RSUs	2/19/2024							7,500	$103,575(3)
	Performance RSUs	2/19/2024				2,500	5,000	7,500		103,313(4)
Harlee N. Olafson	Annual Cash Incentive		$75,000	$150,000	$225,000
	Time RSUs	2/19/2024							7,500	$103,575(3)
	Performance RSUs	2/19/2024				2,500	5,000	7,500		103,313(4)
Brad L. Winterbottom	Annual Cash Incentive		$75,000	$150,000	$225,000
	Time RSUs	2/19/2024							7,500	$103,575(3)
	Performance RSUs	2/19/2024				2,500	5,000	7,500		103,313(4)
Bradley P. Peters	Annual Cash Incentive		$65,000	$130,000	$195,000
	Time RSUs	2/19/2024							7,500	$103,575(3)
	Performance RSUs	2/19/2024				2,500	5,000	7,500		103,313(4)

(1) The amounts set forth in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target and maximum payouts for performance under the annual cash incentive plan as described in the CD&A above. The amount earned by each NEO for 2024 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(2)    The amounts set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns with respect to the 2024 Performance RSUs reflect the threshold, target and maximum number of shares of West Bancorporation, Inc. common stock that may be earned by each individual as a result of the 2024 Performance RSUs granted under the 2021 Equity Plan as described in the CD&A above. The actual number of shares of Company common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year period from 2024 through 2026.
(3)    The Time RSUs reflect the grant date fair value of awards granted computed in accordance with FASB ASC Topic 718.
(4)    The Performance RSUs reflect the grant date fair value of awards computed in accordance with FASB ASC Topic 718 using the maximum level of achievement, the probable outcome of the applicable performance conditions as of the grant date.

RESTRICTED STOCK UNITS

In February 2024, the CEO was granted 8,500 Time RSUs and 8,500 Performance RSUs and the non-CEO NEOs were each granted 7,500 Time RSUs and 7,500 Performance RSUs. Each of the awards will be subject to a holding period such that 50 percent of the covered shares must be retained for a period of three years following the vesting date. The Time RSUs are scheduled to vest in five equal annual installments, on March 25 of 2025, 2026, 2027, 2028 and 2029.

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The Performance RSUs are scheduled to vest on March 25, 2027, based on the relative financial performance of the Company to the identified peer group during the three-year Performance Period. The Performance RSUs are subject to three performance targets, each of which is to be weighted equally, and (i) with respect to ROE, calculated as an average of each of the three year-end results; (ii) with respect to efficiency ratio calculated as an average of each of the three year-end results; and (iii) with respect to nonperforming assets to total assets ratio, calculated as an average of each of the twelve quarterly results. Each of these ratios is compared to those of the Performance RSU Peer Group as defined on the grant date. The Performance RSU Peer Group shall be “frozen” as of the grant date. Companies may drop out (but may not be added) if financial information becomes unavailable prior to the conclusion of the Performance Period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning outstanding equity awards held as of December 31, 2024 by our NEOs.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
David D. Nelson	2/19/2024	8,500(2)	$184,025	8,500(7)	$184,025
	2/20/2023	6,800(3)	147,220	8,500(8)	184,025
	3/21/2022	4,500(4)	97,425	7,500(9)	162,375
	1/25/2021	3,000(5)	64,950
	3/23/2020	3,000(6)	64,950
Jane M. Funk	2/19/2024	7,500(2)	$162,375	7,500(7)	$162,375
	2/20/2023	6,000(3)	129,900	7,500(8)	162,375
	3/21/2022	3,600(4)	77,940	6,000(9)	129,900
	1/25/2021	3,000(5)	64,950
	3/23/2020	700(6)	15,155
Harlee N. Olafson	2/19/2024	7,500(2)	$162,375	7,500(7)	$162,375
	2/20/2023	6,000(3)	129,900	7,500(8)	162,375
	3/21/2022	4,500(4)	97,425	7,500(9)	162,375
	1/25/2021	3,000(5)	64,950
	3/23/2020	3,000(6)	64,950
Brad L. Winterbottom	2/19/2024	7,500(2)	$162,375	7,500(7)	$162,375
	2/20/2023	6,000(3)	129,900	7,500(8)	162,375
	3/21/2022	4,500(4)	97,425	7,500(9)	162,375
	1/25/2021	3,000(5)	64,950
	3/23/2020	3,000(6)	64,950
Bradley P. Peters	2/19/2024	7,500(2)	$162,375	7,500(7)	$162,375
	2/20/2023	6,000(3)	129,900	7,500(8)	162,375
	3/21/2022	3,600(4)	77,940	6,000(9)	129,900
	1/25/2021	4,000(5)	86,600
	3/23/2020	1,400(6)	30,310
(1)     The amounts set forth in the “Market Value of Shares or Units of Stock That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” columns are based on a Company stock price of $21.65 per share, which was the closing price per share on December 31, 2024.
(2)     The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2025, 2026, 2027, 2028 and 2029.
(3)    The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2025, 2026, 2027 and 2028.
(4)     The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2025, 2026 and 2027.
(5)    The specified Time RSU award vests ratably over five years with future vesting dates of March 25, 2025 and 2026.
(6)    The specified Time RSU award vests ratably over five years with a future vesting date of March 25, 2025.
(7)    The number of Performance RSUs is reported at maximum performance, and the Performance RSUs are scheduled to vest on March 25, 2027.
(8)    The number of Performance RSUs is reported at maximum performance, and the Performance RSUs are scheduled to vest on March 25, 2026.
(9)    The number of Performance RSUs is reported at maximum performance, and the Performance RSUs are scheduled to vest on March 25, 2025.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for each of our NEOs regarding vesting of stock awards during the year ended December 31, 2024. None of our NEOs held any stock options during 2024.

	Stock Awards

Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
David D. Nelson	18,200	$311,220
Jane M. Funk	5,600	95,760
Harlee N. Olafson	18,000	307,800
Brad L. Winterbottom	18,000	307,800
Bradley P. Peters	6,800	116,280

(1) The amounts set forth in the “Number of Shares Acquired on Vesting” column represent the number of
Time RSUs and Performance RSUs that vested in 2024.
(2) The amounts set forth in the “Value Realized on Vesting” column are determined by multiplying the number of Time RSUs and Performance RSUs that vested in 2024 by $17.10, the closing price of the
Company’s common stock on the vesting date of such units.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning the benefits to which each NEO is entitled under the Deferred Compensation Plan as of December 31, 2024.

Name	Executive Contributions in 2024(1)	Registrant Contributions in 2024	Aggregate Earnings in 2024(2)	Aggregate Withdrawals/ Distributions in 2024	Aggregate Balance at December 31, 2024(3)
David D. Nelson	$185,543	$—	$64,887	$—	$848,646
Jane M. Funk	41,823	—	11,901	—	156,749
Harlee N. Olafson	—	—	—	—	—
Brad L. Winterbottom	—	—	—	—	—
Bradley P. Peters	—	—	19,661	—	249,223

(1) The amounts reflected in the “Executive Contributions in 2024” column consists of employee compensation deferrals of 2023 annual bonuses paid in 2024 and were included in the 2023 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(2)    The amounts reflected in the “Aggregate Earnings in 2024” column consists of interest credited annually at a rate equal to the prime rate determined annually on each January 1. For each NEO, the above-market portion of this interest is equal to the difference between the interest actually credited annually and the interest if it had instead been credited at 120 percent of the long-term applicable federal rate (with compounding). In 2024,the above-market portion of this interest is reported for each officer in the Summary Compensation Table as follows: $23,478 (Mr. Nelson), $4,304 (Ms. Funk) and $7,126 (Mr. Peters).
(3)    Of the aggregate balance, the following amounts were reported as compensation in the Summary Compensation Table in prior years:$559,344 (Mr. Nelson), $56,958 (Ms. Funk) and $89,505 (Mr. Peters). In addition, the aggregate balance includes the following amounts that were contributed and earned prior to becoming an NEO: $41,097 (Ms. Funk) and $125,194 (Mr. Peters).

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The table below sets forth the estimated amount of compensation payable to each of our NEOs upon (i) termination of such NEO’s employment in the event of (A) the NEO’s disability or death, (B) termination by the Company without cause or by the officer for good reason, in each case other than in connection with a change in control or (C) termination by the Company without cause or by the NEO for good reason, in each case during the period beginning six months before, and ending 24 months after, a change in control or (ii) a change in control. The amounts shown assume the termination or change in control was effective as of the last business day of the fiscal year ended December 31, 2024, and that the price of Company stock as of such termination or change in control was $21.65, the closing price of the Company’s stock on December 31, 2024. The value of the Performance RSUs is reported at maximum performance. The actual amounts to be paid can be determined only following the NEO’s termination.

Name	Type of Payment	Payments Upon Disability or Death	Change in Control	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason - No Change in Control	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason -Change in Control
David D.	Cash Severance	$—	$—	$1,872,451	$2,808,677
Nelson	Continuation of Insurance Benefits	—	—	50,670	50,670
	Acceleration of Performance RSUs	530,425	530,425	—	530,425
	Acceleration of Time RSUs	558,570	—	—	558,570
	Total	$1,088,995	$530,425	$1,923,121	$3,948,342

Jane M.	Cash Severance	$—	$—	$475,757	$951,514
Funk	Continuation of Insurance Benefits	—	—	33,780	50,670
	Acceleration of Performance RSUs	454,650	454,650	—	454,650
	Acceleration of Time RSUs	450,320	—	—	450,320
	Total	$904,970	$454,650	$509,537	$1,907,154

Harlee N.	Cash Severance	$—	$—	$549,720	$1,099,439
Olafson	Continuation of Insurance Benefits	—	—	33,780	50,670
	Acceleration of Performance RSUs	487,125	487,125	—	487,125
	Acceleration of Time RSUs	519,600	—	—	519,600
	Total	$1,006,725	$487,125	$583,500	$2,156,834

Brad L.	Cash Severance	$—	$—	$549,720	$1,099,439
Winterbottom	Continuation of Insurance Benefits	—	—	33,780	50,670
	Acceleration of Performance RSUs	487,125	487,125	—	487,125
	Acceleration of Time RSUs	519,600	—	—	519,600
	Total	$1,006,725	$487,125	$583,500	$2,156,834

Bradley P.	Cash Severance	$—	$—	$475,757	$951,514
Peters	Continuation of Insurance Benefits	—	—	33,780	50,670
	Acceleration of Performance RSUs	454,650	454,650	—	454,650
	Acceleration of Time RSUs	487,125	—	—	487,125
	Total	$941,775	$454,650	$509,537	$1,943,959

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TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENT WITH MR. NELSON

The Company is a party to an employment agreement with Mr. Nelson, with an effective date of July 23, 2012. Under his agreement, Mr. Nelson serves as the President and Chief Executive Officer of the Company and as the Chief Executive Officer of West Bank, as well as a member of the Board of Directors of both entities. The severance benefits are contingent upon Mr. Nelson’s execution of a general release of claims against the Company.

Term	The initial term of Mr. Nelson’s agreement ended on December 31, 2015, and extended automatically for an additional year on January 1, 2015 and each January 1 thereafter and will extend on each January 1 going forward unless either party gives notice of nonrenewal.
Compensation
As of December 31, 2024, Mr. Nelson was entitled to a minimum annual salary of $590,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance	Upon the termination of Mr. Nelson’s employment by the Company without cause or by Mr. Nelson for good reason, the agreement entitles Mr. Nelson to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 24 equal monthly installments following the date of termination, as well as 18 months of continued medical coverage at active employee rates.
Severance with change of control	If such termination occurs within six months prior to or two years following a change in control, Mr. Nelson will be entitled to severance payments equal to 300 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.
Non-Competition Period	24 months following the termination of his employment.
Non-Solicitation Period	24 months following the termination of his employment.

TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENT WITH MS. FUNK

The Company is a party to an employment agreement with Ms. Funk with an effective date of June 1, 2021. Under her agreement, Ms. Funk serves as Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank. The severance benefits are contingent upon Ms. Funk’s execution of a general release of claims against the Company.

Term
The initial term of Ms. Funk’s agreement ended on December 31, 2023, and extended automatically for an additional year on January 1, 2023 and on each January 1 thereafter will extend for an additional year unless terminated in accordance with the terms of the agreement.

Compensation
As of December 31, 2024, Ms. Funk was entitled to a minimum annual salary of $325,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance
Upon a termination of Ms. Funk’s employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of her base salary plus her average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates.

Severance with change of control
If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of her base salary plus her average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.

Non-Competition Period	12 months following the termination of her employment.
Non-Solicitation Period	24 months following the termination of her employment.
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TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENTS WITH
MESSRS. OLAFSON AND WINTERBOTTOM

The Company is a party to employment agreements with each of Messrs. Olafson and Winterbottom, with effective dates of July 23, 2012. Under their respective agreements, Mr. Olafson serves as Executive Vice President and Chief Risk Officer of the Company and Executive Vice President, Chief Risk Officer and Chief Operating Officer of West Bank, and Mr. Winterbottom serves as Executive Vice President of the Company and President of West Bank. Each individual serves as a member of the Board of Directors of West Bank. The severance benefits are contingent upon the respective executive’s execution of a general release of claims against the Company.

Term
The initial term under each agreement ended on December 31, 2014, and extended automatically for an additional year on January 1, 2014 and each January 1 thereafter and will extend on each January 1 going forward unless either party gives notice of nonrenewal.

Compensation
As of December 31, 2024, Messrs. Olafson and Winterbottom were each entitled to a minimum annual salary of $375,000 pursuant to their agreements, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance
Upon a termination of the respective executive’s employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates.

Severance with change of control
 If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.

Non-Competition Period	12 months following the termination of the respective executive’s employment.
Non-Solicitation Period	24 months following the termination of the respective executive’s employment.

TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER EMPLOYMENT AGREEMENT WITH MR. PETERS

The Company is a party to an employment agreement with Mr. Peters, with an effective date of April 29, 2021. Under his agreement, Mr. Peters serves as Executive Vice President of the Company and Executive Vice President and Minnesota Group President of West Bank. The severance benefits are contingent upon Mr. Peters’ execution of a general release of claims against the Company.

Term
The initial term of Mr. Peters’ agreement ended on December 31, 2023, and extended automatically for an additional year on January 1, 2023 and on each January 1 thereafter will extend for an additional year unless terminated in accordance with the terms of the agreement.

Compensation
As of December 31, 2024, Mr. Peters was entitled to a minimum annual salary of $325,000 pursuant to the agreement, as well as participation in the Company’s annual incentive bonus plan and the Company’s other benefit plans.

Severance
Upon a termination of Mr. Peters’ employment by the Company without cause or by the executive for good reason, the agreement entitles the executive to severance payments equal to 100 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates.

Severance with change of control
If such termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates.

Non-Competition Period	12 months following the termination of his employment.
Non-Solicitation Period	24 months following the termination of his employment.

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TERMINATION AND CHANGE IN CONTROL BENEFITS UNDER 2017 AND 2021 EQUITY INCENTIVE PLANS

All awards under the 2017 Equity Plan and the 2021 Equity Plan then held by the participant will become fully vested immediately if (i) such plans and their respective award agreements are not fully assumed in a change in control, or (ii) such plans and their respective award agreements are fully assumed in the change in control and the participant is terminated by the Company or a subsidiary without cause or the participant resigns for good reason.

Further, under the 2017 Equity Plan and the 2021 Equity Plan, all RSUs generally will become fully vested upon the participant’s termination of service due to the participant’s disability or death. In the event that the participant retires (as defined under each plan), the outstanding RSUs will continue to vest as scheduled provided that the participant signs a release and waiver and does not compete with the Company.

Under the 2021 Equity Plan, with respect to the Performance RSUs granted to our NEOs in 2021 and thereafter, the awards will vest immediately in connection with a change in control based upon the greater of actual performance through the date of a change in control or target level performance without proration.

TERMINATION UNDER DEFERRED COMPENSATION PLAN

In the event of a change in control of the Company or the participant’s separation from service due to death or disability, amounts deferred by a participant will be distributed in a lump sum, and Company contributions, if any, will be distributed in accordance with the participant’s elections.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of our median employee’s annual total compensation and the annual total compensation of Mr. Nelson, our President and CEO (the “Pay Ratio”) as of December 31, 2024. The Pay Ratio, as set forth below, is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee as of December 31, 2024, excluding Mr. Nelson, using a measure of “total cash compensation,” which is defined as the sum of base salary, bonus, incentives, holiday, paid time off and overtime pay, as reflected in our payroll records. We believe this is a reasonable measure of total compensation. Our employee population consisted of 189 employees as of December 31, 2024. This population includes all full-time and part-time employees. We annualized the compensation of employees who were hired during 2024, based on the portion of the year for which they were employed. No full-time equivalent adjustments were made for part-time employees. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure for identifying our median employee.

To calculate the 2024 ratio of compensation of our median employee to that of Mr. Nelson, we calculated the median employee’s annual total compensation consistent with the calculation of Mr. Nelson’s annual total compensation as reported for 2024 in the “Total” column of the Summary Compensation Table included in this proxy statement. This includes total cash compensation as described above as well as Company matching and discretionary contributions to participants in our 401(k) retirement plan and equity awards, as applicable. The annual total compensation for the median employee was $74,576. Mr. Nelson’s total compensation was $1,246,543. The Pay Ratio of Mr. Nelson’s annual total compensation to the annual total compensation of the identified median employee for 2024 was approximately 16.7 to 1.

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PAY VERSUS PERFORMANCE

In August 2022, the SEC adopted final rules (the “Final Rules”) implementing Section 14(i) (“Section 14(i)”) of the Exchange Act, as added by Section 953(a) of the Dodd-Frank Act. The Final Rules and Section 14(i) require registrants to disclose the relationship between executive compensation registrants actually paid and the financial performance of the registrants. In accordance with the Final Rules and Section 14(i), the following tabular and graphical disclosures set forth the relationship between the compensation actually paid to our NEOs and our financial performance.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(5)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs(5)	Total Stockholder Return	Peer Group Total Stockholder Return(6)	Net Income (in thousands)	Return On Average Equity
2024	$1,246,543	$1,309,926	$736,626(2)	$804,714(2)	105.98	122.10	$24,050	10.71%
2023	1,303,388	1,128,618	790,259(2)	662,863(2)	98.38	100.08	24,137	11.42
2022	1,262,648	1,060,570	905,793(2)	764,704(2)	112.28	98.03	46,399	20.71
2021	1,024,797	1,623,245	765,149(3)	1,269,978(3)	131.21	113.59	49,607	20.33
2020	967,524	725,866	731,858(4)	490,200(4)	78.82	85.98	32,712	14.49

(1) The CEO in 2024, 2023, 2022, 2021 and 2020 was Mr. Nelson.
(2) Non-CEO NEOs in 2024, 2023 and 2022 were Messrs. Olafson, Winterbottom and Peters and Ms. Funk.
(3) Non-CEO NEOs in 2021 were Messrs. Gulling, Olafson, Winterbottom and Peters.
(4) Non-CEO NEOs in 2020 were Messrs. Gulling, Olafson and Winterbottom.
(5) See the table immediately following these footnotes for a reconciliation of the Summary Compensation Table compensation and the Compensation Actually Paid to the CEO and Non-CEO NEOs.
(6) The peer group consists of the S&P U.S. BMI Banks - Midwest Region Index.

The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid (“CAP”) in the above table.

	CEO					Non-CEO NEOs
Year	2020	2021	2022	2023	2024	2020	2021	2022	2023	2024
Summary Compensation Table Total Compensation	$967,524	$1,024,797	$1,262,648	$1,303,388	$1,246,543	$731,858	$765,149	$905,793	$790,259	$736,626
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(188,198)	(257,325)	(395,589)	(288,788)	(234,473)	(188,198)	(235,881)	(348,532)	(254,813)	(206,888)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	261,150	407,213	319,725	297,160	307,998	261,150	377,761	287,753	262,200	271,763
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(178,260)	361,410	(151,725)	(119,715)	34,907	(178,260)	294,169	(104,453)	(92,717)	30,976
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during Fiscal Year	(136,350)	87,150	25,511	(63,427)	(45,049)	(136,350)	68,780	24,143	(42,066)	(27,763)
Compensation Actually Paid	$725,866	$1,623,245	$1,060,570	$1,128,618	$1,309,926	$490,200	$1,269,978	$764,704	$662,863	$804,714

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CAP Versus TSR 2020-2024
Compensation Actually Paid
1,800,000
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
Indexed Total Stockholder Return
140
120
100
80
60
40
20
0
2020
2021
2022
2023
2024
CAP to CEO
Avg. CAP to Non-CEO NEOs
Company TSR
Peer TSR

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The most important financial performance measures used by the Company in setting compensation for the CEO and all non-CEO NEOs for 2024 are listed in the table below.

Most Important Financial Performance Measures for Determining NEO Pay
•Return on average equity
•Efficiency ratio
•Nonperforming assets to total assets ratio
•Net income

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Steven K. Gaer, Sean P. McMurray and Steven T. Schuler. No Compensation Committee members have been officers or employees of the Company or West Bank. No NEO of the Company served as a director or member of the compensation committee of any other entity whose executive officers served as a member of our Board or a member of the Compensation Committee.
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PROPOSAL 2	APPROVE THE 2024 COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
	✓	The Board recommends a vote “FOR” approval, on a nonbinding, advisory basis, of the 2024 compensation of the named executive officers. Properly executed proxies on the accompanying proxy card will be voted “FOR” approval of the 2024 compensation of the named executive officers unless contrary instructions are given.

Section 14A of the Exchange Act requires the Company to conduct an advisory stockholder vote to approve the compensation of NEOs. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s pay program for its NEOs. We currently hold our say-on-pay vote every year. The Company is requesting stockholder approval, on a nonbinding advisory basis, of the compensation of the Company’s NEOs for 2024 as listed in the Summary Compensation Table, appearing in the “Executive Compensation” section in this proxy statement, and as described in more detail in this proxy statement. The Company believes that its executive compensation programs, as explained in the “Executive Compensation” section of this proxy statement, are straightforward and reasonable. As explained, the general objectives of, and important factors for, the Company’s executive compensation program include significant emphasis on the long-term success of the Company through long-term performance of its executives. Stockholders are urged to carefully read the “Executive Compensation” section of this proxy statement, as well as the Summary Compensation Table and narrative disclosures that describe the compensation of our NEOs in 2024. The Board has previously approved the 2024 compensation.

The following resolution is submitted for stockholder approval:

“RESOLVED, that West Bancorporation, Inc.’s stockholders approve, on a nonbinding advisory basis, its executive compensation as described in the section captioned ‘Executive Compensation’ and the tabular disclosure regarding named executive officer compensation contained in the West Bancorporation Inc. proxy statement dated March 4, 2025.”

Approval of this resolution requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

PROPOSAL 3	RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

	✓	The Board recommends a vote “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025. Properly executed proxies on the accompanying proxy card will be voted “FOR” the ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the year ending December 31, 2025, unless contrary instructions are given.

The Audit Committee of the Board has reappointed RSM, independent registered public accountants, as the Company’s independent registered public accounting firm for the year ending December 31, 2025. RSM will conduct the annual audit of the Company and its subsidiaries for 2025. RSM has served as the Company’s independent registered public accounting firm since 1998. In support of the reappointment of RSM as the Company’s independent registered public accounting firm, the Audit Committee considered the following factors:

•The firm’s independence, objectivity and professional skepticism;
•The firm’s compliance with the SEC requirement to rotate the lead engagement partner and engagement quality review partner every five years;
•Quality of services provided;
•Quality of communications and interactions with the firm;
•A review of the firm’s most recent Public Company Accounting Oversight Board (“PCAOB”) inspection report; and
•Audit and non-audit fees.

The Company is asking its stockholders to ratify the appointment of RSM as the Company’s independent registered public accounting firm for 2025. A description of the fees for services rendered by RSM for 2024 and 2023 and a description of the Company’s policy regarding the approval of independent registered public accountants’ fees are set forth in the next sub-section.

In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding RSM. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders. Ratification of the appointment of RSM requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In tabulating the votes, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote.

A representative from RSM will be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

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AUDIT FEES

During the period covering the fiscal years ended December 31, 2024 and 2023, RSM performed the professional services listed in the following table.

	2024	2023
Audit fees (1)	$369,000	$388,000
Audit-related fees (2)	46,000	44,000
Tax fees (3)	15,925	5,397
All other fees (4)	—	—
Total	$430,925	$437,397
(1)Audit fees represent fees for professional services provided for the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements in connection with the filing of current and periodic reports and reporting on internal controls in accordance with Section 404 of the Sarbanes-Oxley Act and other statutory and regulatory filings or engagements for the fiscal years indicated.
(2)Audit-related fees represent fees for assurance and related professional services reasonably related to the audit or review of the Company’s financial statements, including professional services provided for the audit of the Company’s 401(k) retirement plan.
(3)Tax fees represent fees for professional services related to tax compliance, which included review of tax returns, tax planning and advice, and cost segregation services in 2024.
(4)All other fees represent fees for other services provided by RSM, including information technology services.

The Audit Committee considered whether the non-audit services provided to the Company by RSM are compatible with maintaining RSM’s independence and concluded that the independence of RSM is not compromised by the provision of such services. The Audit Committee pre-approves all audit services and permitted non-audit services, including the fees for and terms of services to be performed for the Company by its independent registered public accounting firm prior to engagement.

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby states as follows:

•It has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2024, with management;
•It has discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•It has received the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accountants, the independent registered public accountant’s independence, qualifications and performance;
•At each of its meetings, it has met with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;
•It has reviewed and approved or ratified all related-party transactions between the Company and its directors;
•Based on the review and discussions referred to above, it recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC;
•The Board has reviewed and approved the Audit Committee charter;
•It has discussed with the Company’s internal and independent registered public accountants the overall scope and plans for their respective audits; and
•It has selected RSM as the independent registered public accounting firm for 2025.

The undersigned members of the Audit Committee have submitted this report.

Steven T. Schuler, Chair	James W. Noyce	Rosemary Parson	Therese M. Vaughan
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GENERAL MATTERS

QUESTIONS AND ANSWERS

What is a proxy statement?	A proxy statement is a document required by the SEC that, among other things, explains the items on which you are asked to vote on at the Annual Meeting.

Why did I receive access to this proxy statement and proxy card?
We have made the proxy materials available to you over the internet because you were a stockholder of record of the Company at the close of business on February 14, 2025. As a stockholder of record on the Record Date, you are entitled to vote at the Annual Meeting. This proxy statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning those matters to assist you in making an informed decision on each matter.

If you vote pursuant to the instructions set forth in the notice and herein, you appoint the proxy holders as your representatives at the Annual Meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

Why did I receive a notice regarding the internet availability of proxy materials instead of paper copies of the proxy materials?
We use the SEC’s notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about March 4, 2025, we sent our stockholders by mail a notice containing instructions on how to (i) access our proxy materials over the internet and (ii) vote their shares of Company stock. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.

What matters will be voted on at the meeting?
You are being asked to vote on the following matters proposed at the Annual Meeting:

(1)the election of 10 directors to serve on the Board until the next annual meeting of stockholders and until their successors are elected and qualified;
(2)the approval, on a nonbinding, advisory basis, of the 2024 compensation of the named executive officers, commonly known as a “say-on-pay” proposal; and
(3)the ratification of the appointment of RSM as our independent registered public accounting firm for the 2025 fiscal year.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be voted on at the Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on such matters in a manner they consider appropriate.

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How do I vote?
After reviewing this document, please submit your proxy using any of the voting methods indicated on the notice. You may vote by telephone, by internet, by mail if you complete, sign, date and mail the proxy card you received in the mail, if you received paper copies of the proxy materials, or in person at the Annual Meeting. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your proxy card promptly in the enclosed envelope, or through the internet or via telephone by following the instructions on the notice.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “FOR” all 10 director nominees named in this proxy statement, “FOR” the approval of the say-on-pay proposal and “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for the 2025 fiscal year.

If you are a beneficial owner and a broker or other fiduciary is the record holder of your shares (which is usually referred to as “street name” ownership), then you received this proxy statement from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares in the manner you direct.

If you want to vote in person, please attend the Annual Meeting. We will distribute ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to arrange to obtain a legal proxy from the record holder to vote in person at the meeting. Even if you plan to attend the Annual Meeting, we ask that you complete and return your proxy card or vote via the internet or by telephone in advance of the Annual Meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?	If your broker holds your shares in its name and you have not provided voting instructions for your shares, your broker may choose to either leave your shares unvoted or vote your shares on certain “routine” matters on which the broker is deemed to have discretionary voting authority. The ratification of the appointment of a company’s independent registered public accounting firm is considered a routine matter, while the election of directors and the approval of say-on-pay proposal are considered non-routine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM as our independent registered public accounting firm, but will not be permitted to vote on the election of directors or the approval of the say-on-pay proposal. If your broker does not receive instructions from you on how to vote on a particular matter on which your broker does not have discretionary authority to vote, your broker will return the proxy to us indicating the broker does not have authority to vote on these matters. This is referred to as a “broker non-vote” with respect to the non-routine matters and may affect the outcome of the voting as described below under “What options do I have in voting on each of the proposals?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters brought before the Annual Meeting.

If I hold shares in the West Bancorporation 401(k) retirement plan, who votes my shares?	If you are a holder of stock in the Company’s 401(k) retirement plan (the “Plan”), you can direct the trustee of the Plan (the “Trustee”) how to vote the number of shares you hold in the Plan for each proposal included in this proxy statement. If you do not provide timely voting directions to the Trustee, then the Trustee shall vote the shares held for your benefit in the same proportion as those shares of stock held in the Plan for which the Trustee has received proper directions for voting.
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What if I change my mind after I return my proxy?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close for the meeting. You may do this by:

•signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
•timely submitting another proxy via the internet;
•timely submitting another proxy via telephone;
•sending notice to us at the address below that you are revoking your proxy; or
•voting in person at the meeting.

All written notices of revocation and other written communications with respect to revocation of proxies should be sent to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker.

How many votes do we need to hold the Annual Meeting?
The holders of a majority of the outstanding shares of the Company entitled to vote as of the Record Date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:

•has properly submitted a signed proxy card or other form of proxy (through the internet or telephone); or
•attends the Annual Meeting in person.

Shares of common stock held by stockholders abstaining from voting but otherwise present at the meeting in person or by proxy, votes withheld, and broker non-votes are included in determining whether a quorum is present. On the Record Date, there were 16,832,632 shares of common stock issued and outstanding, all of which were entitled to vote. Therefore, at least 8,416,317 shares need to be present, in person or by proxy, at the Annual Meeting to conduct business. Each share of common stock is entitled to one vote.

What happens if a director nominee is unable to stand for re-election?
The Board may, by resolution, provide for a lesser number of directors or designate a substitute director nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee at the discretion of the proxy holders. Proxies cannot be voted for more than 10 nominees. We have no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?
The directors are elected by a plurality of the votes cast by the shares entitled to vote, and the 10 nominees receiving the greatest number of votes cast “FOR” their election will be elected as directors of the Company. Votes withheld from any nominee, abstentions and broker “non-votes” will have no effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.

The number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” such proposal to approve the say-on-pay proposal and the ratification of the appointment of RSM as our independent registered public accounting firm for the fiscal year ending December 31, 2025. The vote on our executive compensation is advisory and is not binding on the Company. However, the Compensation Committee of the Board will consider stockholder votes in establishing our compensation plans for subsequent years.

Broker non-votes and abstentions will not be counted as votes cast, but will count for purposes of determining whether a quorum is present. So long as a quorum is present, unless stated otherwise in this proxy statement, broker non-votes and abstentions will have no effect on the outcome of the matters to be presented for a vote at the Annual Meeting.

Where do I find the voting results of the Annual Meeting?	We will announce preliminary voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
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Who bears the cost of soliciting proxies?	The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees, without extra compensation, may solicit proxies in person, via email or by telephone. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

What is householding?	In some instances, only one notice is being delivered to two or more stockholders who share an address. The Company will promptly deliver a notice to any stockholder who makes such a request. Any stockholder who wishes to receive a separate copy of the notice in the future may notify Melissa L. Gillespie, Corporate Secretary, at 3330 Westown Parkway, West Des Moines, Iowa 50266, or by calling 515-222-2300. Alternatively, any stockholders sharing an address who are receiving multiple copies of the notice may also notify Ms. Gillespie to request delivery of only one copy.

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE OR RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors of the Company have direct and indirect material interests in loans made by West Bank. All such loans were made in West Bank’s ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable loans with other persons not related to West Bank or the Company, and did not involve more than the normal risk of collectability or present other unfavorable features. None of the loans have been classified as nonaccrual, past due, troubled debt restructured or potential problem loans. The Board considered these loans when reviewing the independence of its directors and determined that such loans did not prevent the relevant directors from being able to serve as independent directors. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or West Bank.

The Audit Committee’s charter requires the Audit Committee to review and approve all related-party transactions that must be disclosed. All transactions between the Company or its subsidiaries and any related person, including loans made by West Bank involving amounts of $120,000 or more, are reviewed to determine whether all material facts of the transaction are known to the Audit Committee, the transaction complies with known legal requirements, and the transaction is fair to the Company and West Bank. The Audit Committee completed the required review of the fiscal year 2024 related-party transactions, and all transactions were approved and ratified.

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2026 STOCKHOLDER PROPOSALS

In order for a proposal from a stockholder to be eligible for inclusion in the Company’s proxy statement and proxy card relating to the 2026 annual meeting of stockholders, the proposal from a stockholder of record eligible to vote and setting forth the information required by SEC Rule 14a-8 must be received by the Company’s Corporate Secretary not later than the close of business on the 120th day prior to the anniversary date of the mailing of this proxy statement, which is November 4, 2025. However, if the date of the 2026 annual meeting is changed by more than 30 days from April 24, 2026, the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2026 annual meeting in order to be eligible for inclusion in the Company’s proxy statement and proxy card. Upon timely receipt of any such proposal, the Company will determine whether to include such proposal in the proxy statement and proxy card in accordance with applicable SEC regulations governing stockholder proposals and the solicitation of proxies.

In order for a stockholder to propose other business to be considered at the 2026 annual meeting (but not included in the Company’s proxy statement) the stockholder must deliver written notice of the proposed business to the Corporate Secretary of the Company not later than the close of business on January 18, 2026, which is 45 days prior to the first anniversary date of the date stockholders received access to the proxy materials for the preceding year’s annual meeting. The notice must contain the information required in Article II, Section I of the Company’s Amended and Restated Bylaws (the “Bylaws”).

Stockholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures:

1.Submit the recommendation to Ms. Gillespie, Corporate Secretary of the Company, no later than November 4, 2025, which is 120 days prior to the anniversary of this year’s proxy mailing date.
2.Prove the person making the recommendation is a Company stockholder of record who owns shares with a market value of at least $2,000 at the time the submission is provided.
3.If the person being recommended is aware of the submission, include a signed statement from such nominee so indicating.
4.If the person being recommended is not aware of the submission, include an explanation why the nominee is not aware of his or her nomination.
5.Comply with the additional requirements as described in Article III, Section 15 of the Company’s Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders of record entitled to vote at the 2026 annual meeting of stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice to the Company’s Corporate Secretary that sets forth the information required by SEC Rule 14a-19 and Article III, Section 15 of the Company’s Bylaws no later than the close of business on the 120th day prior to the first anniversary date of the mailing of this proxy statement, which is November 4, 2025 (unless the date of the 2026 annual meeting is changed by more than 30 days from April 24, 2026).

The written submission must be mailed or hand delivered to:

Ms. Melissa L. Gillespie
Corporate Secretary
West Bancorporation, Inc.
3330 Westown Parkway
West Des Moines, Iowa 50266

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STOCKHOLDER COMMUNICATIONS

It is the general policy of the Board that management speaks for the Company. To the extent stockholders wish to communicate with a Company representative, they may do so by contacting Ms. Jane M. Funk, Executive Vice President, Chief Financial Officer and Treasurer, at 3330 Westown Parkway, West Des Moines, IA 50266. Ms. Funk may be reached by telephone at 515-222-2300 or by email at jfunk@westbankstrong.com.

The Company has a process for stockholders to send communications to the Board or any of its individual members. Any stockholder wishing to communicate with one or more Board members should address a written communication to Ms. Funk at the address noted above. Ms. Funk will forward all appropriate stockholder communications to the full Board or its individual members as appropriate. Ms. Funk will generally not forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

By Order of the Board of Directors,

/s/ Melissa L. Gillespie
Melissa L. Gillespie
Vice President
Corporate Secretary
Assistant General Counsel
West Bancorporation, Inc.

March 4, 2025

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement, Proxy Card, Annual Report and Form 10-K are available at
ir.westbankstrong.com/sec-filings/documents/default.aspx

WEST BANCORPORATION, INC.
Annual Meeting of Stockholders
April 24, 2025 4:00 PM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints George D. Milligan and David D. Nelson, or either of them, as the undersigned’s attorneys and proxies, with full power of substitution, to vote all shares of common stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the close of business on the record date, February 14, 2025, as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders of said corporation to be held at the Company’s headquarters located at 3330 Westown Parkway, West Des Moines, Iowa, 50266 on Thursday, April 24, 2025, at 4:00 p.m. Central time, and any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Proxy Statement Table of Contents
Continued and to be signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 23, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2025 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 23, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEST BANCORPORATION, INC.
The Board of Directors recommends you vote FOR ALL the following:				The Board of Directors recommends that you vote FOR proposals 2 & 3.		For	Against	Abstain
				2. To approve, on a nonbinding basis, the 2024 compensation of the named executive officers disclosed in the proxy statement.		☐	☐	☐
1.	Election of Directors
	Nominees:	For	Withhold	3. To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2025.		☐	☐	☐
1a.	Lisa J. Elming	☐	☐
1b.	Steven K. Gaer	☐	☐	Such other business as may properly come before the meeting or any adjournment thereof.
1c.	Douglas R. Gulling	☐	☐
1d.	Sean P. McMurray	☐	☐	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).
1e.	George D. Milligan	☐	☐
1f.	David D. Nelson	☐	☐	If this proxy is signed and dated but no direction is given for a particular matter, this proxy will be voted (1) FOR THE ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1; (2) FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN PROPOSAL 2; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025 IN PROPOSAL 3; AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
1g.	James W. Noyce	☐	☐
1h.	Rosemary Parson	☐	☐
1i.	John K. Sorensen	☐	☐
1j.	Therese M. Vaughan	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)	Date